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As filed with the Securities and Exchange Commission on March 22, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

Young Broadcasting Inc.
(Exact Name of Registrant as Specified in its Charter)*

Delaware (State of Incorporation)	4833 (Primary Standard Industrial Classification Code Number)	13-3339681 (I.R.S. Employer Identification Number)

599 Lexington Avenue
New York, New York 10022
(212) 754-7070
(Address and Telephone Number of Registrant's Principal Executive Offices)

Vincent J. Young
Chairman
Young Broadcasting Inc.
599 Lexington Avenue
New York, New York 10022
(212) 754-7070
(Name, Address and Telephone Number of Agent for Service)

Copies to:
Robert L. Winikoff, Esq.
Kenneth A. Rosenblum, Esq.
Sonnenschein Nath & Rosenthal LLP
1221 Avenue of the Americas
New York, New York 10020
(212) 768-6700

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

8 1/2% Senior Notes due 2008	$90,000,000	100%	$90,000,000	$11,403
Senior Guarantees of 8 1/2% Senior Notes due 2008	N/A	N/A	N/A	(2)
(1)
Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933.

(2)
Pursuant to Rule 457(n), no separate registration fee is required.

        The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

*
See "Table of Additional Registrants."

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter	State of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number	Address and Telephone Number of Registrant's Principal Executive Offices	Registration No.
Young Broadcasting of Lansing, Inc.	Michigan	4833	38-2826434	599 Lexington Avenue New York, New York 10022 (212) 754-7070	333-
Young Broadcasting of Louisiana, Inc.	Delaware	4833	13-3464633	599 Lexington Avenue New York, New York 10022 (212) 754-7070	333-
Young Broadcasting of Nashville, Inc.	Delaware	4833	62-1391810	599 Lexington Avenue New York, New York 10022 (212) 754-7070	333-
Young Broadcasting of Albany, Inc.	Delaware	4833	14-1718758	599 Lexington Avenue New York, New York 10022 (212) 754-7070	333-
Winnebago Television Corporation	Illinois	4833	36-2239648	599 Lexington Avenue New York, New York 10022 (212) 754-7070	333-
KLFY, L.P.	Delaware	4833	51-0325249	599 Lexington Avenue New York, New York 10022 (212) 754-7070	333-
LAT, Inc.	Delaware	4833	51-0325252	599 Lexington Avenue New York, New York 10022 (212) 754-7070	333-
YBT, Inc.	Delaware	4833	51-0325250	599 Lexington Avenue New York, New York 10022 (212) 754-7070	333-
Young Broadcasting of Richmond, Inc.	Delaware	4833	51-0356703	599 Lexington Avenue New York, New York 10022 (212) 754-7070	333-
Young Broadcasting of Green Bay, Inc.	Delaware	4833	51-0356704	599 Lexington Avenue New York, New York 10022 (212) 754-7070	333-
Young Broadcasting of Knoxville, Inc.	Delaware	4833	51-0356702	599 Lexington Avenue New York, New York 10022 (212) 754-7070	333-
YBK, Inc.	Delaware	4833	51-0356705	599 Lexington Avenue New York, New York 10022 (212) 754-7070	333-
Honey Bucket Films, Inc.	Delaware	4833	13-4062522	599 Lexington Avenue New York, New York 10022 (212) 754-7070	333-
Adam Young Inc.	Delaware	4833	13-1516500	599 Lexington Avenue New York, New York 10022 (212) 754-7070	333-
Young Broadcasting of San Francisco, Inc.	Delaware	4833	52-2242171	599 Lexington Avenue New York, New York 10022 (212) 754-7070	333-
Young Broadcasting of Rapid City, Inc.	Delaware	4833	13-3884784	599 Lexington Avenue New York, New York 10022 (212) 754-7070	333-
Young Broadcasting of Sioux Falls, Inc.	Delaware	4833	13-3884783	599 Lexington Avenue New York, New York 10022 (212) 754-7070	333-
Young Broadcasting of Davenport, Inc.	Delaware	4833	13-3858546	599 Lexington Avenue New York, New York 10022 (212) 754-7070	333-
WATE, G.P.	Delaware	4833	51-0356837	599 Lexington Avenue New York, New York 10022 (212) 754-7070	333-
WKRN, G.P.	Delaware	4833	13-3577063	599 Lexington Avenue New York, New York 10022 (212) 754-7070	333-

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement, of which this preliminary prospectus forms a part, filed with the Securities and Exchange Commission becomes effective. This preliminary prospectus is not an offer to sell these securities nor does it seek offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated March 22, 2004

Preliminary Prospectus

Young Broadcasting Inc.

Offer to Exchange

$90,000,000

of our

8 1/2% Senior Notes due 2008

        The notes being offered by this prospectus are being issued in exchange for notes sold by us in a private placement on December 23, 2003. The exchange notes will be governed by the same indenture governing the initial notes. The exchange notes will be substantially identical to the initial notes, except the transfer restrictions and registration rights relating to the initial notes will not apply to the exchange notes.

        The exchange offer expires at 5:00 p.m., New York City time, on                        , 2004, unless extended.

        No public market exists for the initial notes or the exchange notes. We do not intend to list the exchange notes on any securities exchange or to seek approval for quotation through any automated quotation system.

        See "Risk Factors" beginning on page 10 for a discussion of certain risks that you should consider in connection with the tender of your initial notes.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                , 2004

        We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy these securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made under this prospectus after the date of this prospectus shall create an implication that the information contained in this prospectus or our affairs have not changed since the date of this prospectus.

INDUSTRY AND MARKET DATA

        In this prospectus and in the documents we incorporate in this prospectus by reference, we rely on and refer to information and statistics regarding the television broadcasting industry and our market share in the sectors in which we compete. We obtained this information and statistics from various third-party sources, discussions with our customers and our own internal estimates. All market rank, rank in market, station audience rating and share, and television household data in this prospectus and in the documents we incorporate in this prospectus by reference are from the Nielsen Station Index Viewers and Profile dated November 2003, as prepared by A.C. Nielsen Company. Nielsen data provided herein refers solely to the United States television markets. We believe that these sources and estimates are reliable, but we have not independently verified them and cannot guarantee their accuracy or completeness.

i

PROSPECTUS SUMMARY

        The following summary contains information about our company and the exchange of the initial notes. It does not contain all the information that may be important to you in making a decision to exchange the initial notes. For a more complete understanding of us and the exchange of the initial notes, we encourage you to read the entire prospectus and the documents incorporated in this prospectus by reference.

The Company

        We own and operate eleven television stations in geographically diverse markets and a national television sales representation firm, Adam Young Inc. Six of the stations are affiliated with American Broadcasting Companies, Inc. ("ABC"), three are affiliated with CBS Inc. ("CBS"), one is affiliated with National Broadcasting Company, Inc. ("NBC"), and one station is an independent station. Each of our stations is owned and operated by a direct or indirect subsidiary. We are presently the eighth largest ABC network affiliate group in terms of households reached. KRON-TV, San Francisco, California ("KRON"), is our independent VHF station operating in the San Francisco market, which is ranked as the fifth largest television market in terms of population.

        We are a Delaware corporation that was founded in 1986 by Vincent Young and his father, Adam Young. Vincent Young, our Chairman, has over 25 years of experience in the television broadcast industry, and Adam Young has over 50 years of experience in the industry.

        Our principal offices are located at 599 Lexington Avenue, New York, New York 10022, and our telephone number is (212) 754-7070.

Initial Offering

        The initial notes were originally issued by us on December 23, 2003 in a private offering. We are parties to a registration rights agreement with the initial purchasers of the initial notes pursuant to which we agreed, among other things, to file a registration statement with respect to the exchange notes on or before March 22, 2004 and to use our best efforts to cause the registration statement to be declared effective by the later of (i) June 18, 2004 and (ii) 60 days after the resolution of the currently pending questions raised by the SEC regarding accounting matters, including the accounting for certain intangible assets (including network affiliation agreements). We must complete this exchange offer on or prior to the 60th day following the effective date of the registration statement. We must pay liquidated damages to the holders of the initial notes if we do not meet those deadlines.

Recent Developments

        Restatement of Financial Results.    On February 17, 2004, we announced that we had adopted a new policy for recognizing the useful lives of our network affiliation agreements and that such intangibles will be amortized over a period of 25 years. Previously, these assets were accounted for as having an indefinite life. As a result of this decision, we restated our earnings for the full year ended December 31, 2002 and for the first three quarters of 2003, and recorded additional amortization expense of $2.9 million and $2.2 million on these intangible assets in 2002 and 2003, respectively.

        Senior Subordinated Notes.    On December 23, 2003, we completed a private offering of $140.0 million principal amount of 8 3/4% senior subordinated notes due 2014 (the "2003 Subordinated Notes"). Concurrently with the exchange offer for the initial notes, we intend to commence an offer to exchange all outstanding 2003 Subordinated Notes for substantially identical notes to the 2003 Subordinated Notes, except the transfer restrictions and registration rights relating to the 2003 Subordinated Notes will not apply to the notes issued in exchange for the 2003 Subordinated Notes.

        Redemptions.    On January 22, 2004, we used the net proceeds from the sale of the initial notes and the sale of the 2003 Subordinated Notes to redeem all of our 8 3/4% senior subordinated notes due 2007 and 9% senior subordinated notes due 2006.

        Third Amended and Restated Credit Facility.    On December 22, 2003, we amended and restated our senior credit facility (as amended, the "Amended Credit Facility"). The Amended Credit Facility provides for borrowings up to an aggregate of $20.0 million in the form of a revolving credit facility. The revolving credit facility matures in June 2008.

        Digital Upgrades.    We have completed the upgrade of our television stations to enable them to broadcast with digital technology. As of March 8, 2004, the FCC has not granted the digital construction permit application for WTEN-TV (Albany) because the FCC and the Canadian government have to resolve certain interference issues. However, it is expected that temporary reduced power operation for WTEN's digital station will be authorized in the near future.

Summary of Exchange Offer

        We are offering to exchange $90.0 million aggregate principal amount of our exchange notes for $90.0 million aggregate principal amount of our initial notes. To exchange your initial notes, you must properly tender them and we must accept your tender. We will exchange all outstanding initial notes that are validly tendered and not validly withdrawn.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time on , 2004, unless we extend it.
Registration Rights Agreement
You have the right to exchange the initial notes that you hold for exchange notes with substantially identical terms. This exchange offer is intended to satisfy these rights. Once the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your initial notes.
Accrued Interest on the Exchange Notes	The exchange notes will bear interest from December 15, 2003.
Conditions to the Exchange Offer
The exchange offer is subject to customary conditions, which we may waive. You should read the discussion "Exchange Offer—Conditions to the Exchange Offer" for more information regarding conditions of the exchange offer.
Procedures for Tendering Initial Notes	If you are a holder of initial notes and wish to accept the exchange offer, you must either:
• complete, sign and date the accompanying Letter of Transmittal, or a facsimile of the Letter of Transmittal; or
• arrange for The Depository Trust Company to transmit required information to the exchange agent in connection with a book-entry transfer.

The exchange agent must receive such documentation or information and your initial notes on or prior to the expiration date at the address set forth in this prospectus under "The Exchange Offer—Exchange Agent."
Representation Upon Tender	By tendering your initial notes in this manner, you will be representing, among other things, that:
• the exchange notes you acquire in the exchange offer are being acquired in the ordinary course of your business;
•
you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the exchange notes issued to you in the exchange offer; and
• you are not a party related to us.

Procedures for Beneficial Owners
If you are the beneficial owner of initial notes registered in the name of a broker, dealer or other nominee and you wish to tender your notes, you should contact the person in whose name your notes are registered and promptly instruct the person to tender on your behalf.
Material Federal Tax Consequences
The exchange of initial notes for exchange notes will not result in any gain or loss to you for federal income tax purposes. Your holding period for the exchange notes will include the holding period for the initial notes and your adjusted tax basis in the exchange notes will be the same as your adjusted tax basis in the initial notes at the time of the exchange. For additional information, you should read the discussion under "Certain United States Federal Income Tax Considerations."
Failure to Exchange Will Affect You Adversely
Initial notes that are not tendered, or that are tendered but not accepted, will be subject to the existing transfer restrictions on the initial notes after the exchange offer. We will have no further obligation to register the initial notes under the Securities Act of 1933. If you do not participate in the exchange offer, the liquidity of your notes could be adversely affected.
Guaranteed Delivery Procedures
If you wish to tender your initial notes and time will not permit your required documents to reach the exchange agent by the expiration date, or the procedure for book-entry transfer cannot be completed on time, you may tender your notes according to the guaranteed delivery procedures. For additional information, you should read the discussion under "Exchange Offer—Guaranteed Delivery Procedure."
Acceptance of Initial Notes; Delivery of Exchange
Subject to customary conditions, we will accept initial notes which are Notes properly tendered in the exchange offer and not withdrawn, before 5:00 p.m., New York City time, on the expiration date of the exchange offer. The exchange notes will be delivered as promptly as practicable following the expiration date.
Use of Proceeds	We will not receive any proceeds from the exchange offer.
Exchange Agent	Wachovia Bank, National Association is the exchange agent for the exchange offer.

Summary of Terms of the Exchange Notes

        The exchange notes are substantially identical to the initial notes, with limited exceptions. The exchange notes will evidence the same debt as the initial notes and are subject to the same indenture as the initial notes. For additional information, you should read the discussion under "Description of Notes".

Securities Offered	$90.0 million aggregate principal amount of 8 1/2% senior notes due 2008. The initial notes were issued and the exchange notes are being offered as additional debt securities under an indenture pursuant to which we previously issued $250.0 million of 8 1/2% senior notes due 2008. As of December 31, 2003, $246.9 million of principal amount of senior notes were outstanding. The exchange notes will be the same series as, and will vote on any matters submitted to bondholders with, our existing 8 1/2% senior notes due 2008.
Maturity	December 15, 2008.
Interest Rate	8 1/2% per year (calculated using a 360-day year).
Interest Payment Dates	Interest on the exchange notes is payable semiannually in cash in arrears on each June 15 and December 15, beginning June 15, 2004.
Guarantees	Our subsidiaries will unconditionally guarantee the exchange notes.

If we create or acquire a new subsidiary, it will guarantee the exchange notes unless we designate the subsidiary as an "unrestricted subsidiary" under the indenture governing the exchange notes or the subsidiary does not have significant assets.
Ranking
The exchange notes will be our unsecured senior obligations and will rank equally with our existing and future senior debt and senior to our existing and future subordinated debt. The exchange notes will be effectively subordinated to our and our subsidiaries' existing and future senior secured debt. The guarantees by our subsidiaries will be unsecured senior obligations and will rank equally with existing and future senior debt of the subsidiaries that guarantee the exchange notes.

As of December 31, 2003, after giving pro forma effect to the redemption of our 8 3/4% senior subordinated notes due 2007 and our 9% senior subordinated notes due 2006, we estimate that we would have had no senior secured debt outstanding (excluding approximately $1.3 million of capital lease obligations), $246.9 million of senior unsecured debt outstanding, including the initial notes, $484.3 million of senior subordinated debt outstanding and $20 million of unused borrowing availability under our Amended Credit Facility.

Optional Redemption
We cannot redeem the exchange notes until December 15, 2005. After such date, we may redeem some or all of the exchange notes at the redemption prices listed in the "Description of Notes" section under the heading "Optional Redemption," plus accrued and unpaid interest to the date of redemption.
Optional Redemption After Public Equity Offerings
At any time and from time to time on or before December 15, 2004, we may redeem up to 35% of the original principal amount of the exchange notes with the net proceeds of one or more public equity offerings, as long as:
	•	the redemption price equals 108.5% of the face amount of the exchange notes so redeemed, plus accrued and unpaid interest to the date of redemption;
	•	the redemption of the exchange notes occurs within 180 days following the closing of such public equity offerings; and
	•	at least 65% of the aggregate principal amount of exchange notes issued remains outstanding after each such redemption.
Change of Control Offer	If we experience a change in control, we must give holders of the exchange notes the opportunity to sell us their exchange notes at 101% of their face amount, plus accrued and unpaid interest.
We may not be able to pay you the required price for the exchange notes you present to us at the time of a change of control, because:
	•	we might not have enough funds at that time; or
	•	the terms of our senior debt may prevent us from paying.
Asset Sale Proceeds
If we or our subsidiaries engage in asset sales, we generally must either invest the net cash proceeds from such sales in our business within a certain period of time, prepay indebtedness, if any, under our Amended Credit Facility, or make an offer to purchase a principal amount of the exchange notes equal to the excess net cash proceeds. The purchase price of the exchange notes will be 100% of their principal amount, plus accrued and unpaid interest.

Basic Covenants of Indenture	The indenture governing the exchange notes contains covenants limiting our (and most or all of our subsidiaries') ability to:
	•	incur additional debt or enter into sale and leaseback transactions;
	•	pay dividends or distributions on our capital stock or repurchase our capital stock;
	•	issue stock of subsidiaries;
	•	make certain investments;
	•	create liens on our assets to secure debt;
	•	enter into transactions with affiliates;
	•	merge or consolidate with another company; and
	•	transfer and sell assets.
These covenants are subject to a number of important limitations and exceptions.

Summary Historical Consolidated Financial Data

        The summary historical consolidated financial data set forth below for the three years ended December 31, 2003 have been derived from our audited consolidated financial statements. The results from continuing operations for all periods presented do not include the results of operations for KCAL-TV. KCAL-TV's results are reflected as discontinued operations.

        The data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," our consolidated financial statements and notes thereto, and other financial information included in the documents incorporated in this prospectus by reference.

	Year Ended December 31,
	2001	Restated 2002(2)	2003
	(dollars in thousands, except per share amounts)
Statement of Operations Data:
Net operating revenue(1)	$266,788	$225,108	$207,668
Operating expenses, including selling, general and administrative expenses	128,760	134,445	135,680
Amortization of program license rights	20,176	17,574	20,301
Depreciation and amortization	46,613	26,205	25,906
Corporate overhead	9,934	10,813	13,234
Restructuring costs	—	4,685	—

Operating income	61,305	31,386	12,547
Interest expense, net	(112,634)	(89,323)	(64,793)
Non-cash change in market valuation of swaps	(1,478)	4,069	(3,130)
Loss on extinguishments of debt	(12,437)	(7,585)	—
Other income (expenses), net	48	(868)	474

Loss from continuing operations before (provision) benefit for income taxes and cumulative effect of accounting change	(65,196)	(62,321)	(54,902)
Benefit from income taxes	—	23,759	3,595

Loss from continuing operations before cumulative effect of accounting change	(65,196)	(38,562)	(51,307)
Income from discontinued operations, net of taxes (including gain on sale of $151.2 million in 2002 and $2.2 million in 2003)	1,581	155,013	2,190

(Loss) income before cumulative effect of accounting change	(63,615)	116,451	(49,117)
Cumulative effect of accounting change, net of taxes of $123.3 million	—	(184,904)	—

Net income (loss)	$(63,615)	$(68,453)	$(49,117)

Basic and diluted loss per common share:
Loss from continuing operations per common share before cumulative effect of accounting change	$(3.59)	$(1.96)	$(2.59)
Income from discontinued operations, net	$0.09	$7.88	$0.11
Cumulative effect of accounting change, net	—	$(9.40)	$—

Net loss per common share	$(3.50)	$(3.48)	$(2.48)

Weighted average shares-basic and dilutive	18,185,945	19,675,883	19,783,227

Other Financial Data:
Ratio of earnings to fixed charges(3)	—	—	—
Cash flow provided by (used in) operating activities	$24,982	$(21,827)	$7,546
Cash flow (used in) provided by investing activities	$(14,768)	$615,922	$(15,870)
Cash flow (used in) provided by financing activities	$(13,853)	$(485,625)	$229,068
Payments for program license liabilities	$19,560	$17,573	$20,597
Capital expenditures	$9,763	$19,123	$20,429
Balance Sheet Data (as of end of Period):
Total assets	$1,543,015	$890,360	$1,061,664
Long-term debt (including current portion)(4)	$1,233,059	$731,773	$966,631	(5)
Stockholders' equity	$134,768	$73,993	$28,330

(1)
Net revenue is total revenue net of agency and national representation commissions.

(2)
On February 17, 2004, we announced that we had adopted a new policy for recognizing the useful lives of our network affiliation agreements and that such intangibles will be amortized over a period of 25 years. Previously, these assets were accounted for as having an indefinite life. As a result of this decision, we restated our earnings for the year ended December 31, 2002, and recorded additional amortization expense of $2.9 million on these intangible assets in 2002.

(3)
For purposes of this ratio, "fixed charges" are defined as interest, amortization of debt expense and a portion of rental expense representing the interest factor, and "earnings" are defined as income (loss) before income taxes, extraordinary items and fixed charges. Earnings were insufficient to cover fixed charges by $43,112,944, $54,729,000, $65,195,516, $62,321,134 and $54,902,846 for the years ended December 31, 1999, 2000, 2001, 2002 and 2003, respectively.

(4)
Includes unamortized bond premium balances of $7.7 million, $4.7 million and $10.4 million for the years ended December 31, 2001, 2002 and 2003, respectively.

(5)
Includes $223.8 million of long-term debt repaid in January 2004. After giving effect to such repayment, the long-term debt would be approximately $742.8 million at December 31, 2003.

RISK FACTORS

        You should carefully consider the risk factors set forth below, as well as other information appearing elsewhere in this prospectus and the documents incorporated in this prospectus by reference, before tendering your initial notes in exchange for exchange notes.

Risks Related To The Exchange Notes And The Exchange Offer

Your failure to participate in the exchange offer will have adverse consequences

        Holders of initial notes who do not exchange their initial notes for exchange notes pursuant to the exchange offer will continue to be subject to the restrictions on transfer of the initial notes as a consequence of the issuance of the initial notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. In general, initial notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not anticipate that we will register the initial notes under the Securities Act.

Because of the lack of a public market for the exchange notes, you may not be able to sell your exchange notes at all or at an attractive price

        The exchange notes are a new issue of securities with no existing trading market. We do not intend to have the exchange notes listed on a national securities exchange, although we expect that they will be eligible for trading in the PORTAL market. In addition, while the initial purchasers of the initial notes have advised us that they currently intend to make a market in the exchange notes, they are not obligated to do so, and may discontinue market making activities at any time without notice. Accordingly, we cannot assure you as to the liquidity of the market for the exchange notes or the prices at which you may be able to sell the exchange notes.

We have substantial debt and have significant interest payment requirements

        We have a substantial amount of debt. The following table shows certain important credit statistics about us and is presented on an as adjusted basis to give effect to the redemption of our 8 3/4% senior subordinated notes due 2007 and our 9% senior subordinated notes due 2006.

	As Adjusted As of December 31, 2003
	(dollars in thousands)
Total debt	$732.5
Stockholders' equity	27.0
Debt to equity ratio	27.1	x

        Our high level of debt could have important consequences for our company, including the following:

  •
  we may have difficulty borrowing money for working capital, capital expenditures, acquisitions or other purposes;

  •
  we will need to use a large portion of our revenues to pay interest on borrowings under our Amended Credit Facility, if any, our senior subordinated notes and our senior notes, including the exchange notes, which will reduce the amount of money available to finance our operations, capital expenditures and other activities;

  •
  some of our debt has a variable rate of interest, which exposes us to the risk of increased interest rates;

  •
  any borrowings under our Amended Credit Facility will be secured and will mature prior to the exchange notes;

  •
  we are more vulnerable to economic downturns and adverse developments in our business;

  •
  we are less flexible in responding to changing business and economic conditions, including increased competition and demand for new products and services; and

  •
  we may not be able to implement our strategy.

        Subject to restrictions in our Amended Credit Facility, the indenture governing our senior notes, including the exchange notes, and the indentures governing our 10% senior subordinated notes due 2011 and our 8 3/4% senior subordinated notes due 2014, we may also incur significant amounts of additional debt (some or all of which may be secured debt) for working capital, for capital expenditures, in connection with our strategy of pursuing strategic acquisitions, expanding through internal growth and for other purposes. If we do so, the risks related to our high level of debt could intensify. At December 31, 2003, after giving pro forma effect to the redemption of our 8 3/4% senior subordinated notes due 2007 and our 9% senior subordinated notes due 2006, we estimate that we would have had no senior secured debt outstanding (excluding approximately $1.3 million of capital lease obligations), $246.9 million of senior unsecured debt outstanding, including the initial notes, $484.3 million of senior subordinated debt outstanding and $20 million of unused borrowing availability under our Amended Credit Facility.

We depend on the cash flow of our subsidiaries to satisfy our obligations, including our obligations under the exchange notes

        Our operations are conducted through our direct and indirect wholly-owned subsidiaries, which will guarantee the exchange notes, jointly and severally, fully and unconditionally, on a senior unsecured basis. As a holding company, we own no significant assets other than our equity in our subsidiaries, and we are dependent upon the cash flow of our subsidiaries to meet our obligations. Accordingly, our ability to make interest and principal payments when due to holders of the exchange notes and our ability to purchase the exchange notes upon a change of control is dependent upon the receipt of sufficient funds from our subsidiaries, which may be restricted by the terms of existing and future senior secured indebtedness of our subsidiaries, including the terms of existing and future guarantees of our indebtedness given by our subsidiaries.

The exchange notes will be effectively subordinated to our existing and future senior secured indebtedness

        The exchange notes will not be secured by any of our or the guarantors' assets. Any indebtedness outstanding under our Amended Credit Facility will be secured by substantially all of our and the guarantors' assets, and the terms of the indenture and the instruments governing our other indebtedness permit us and the guarantors to incur additional senior secured indebtedness. As a result, the exchange notes and the subsidiary guarantees will be effectively subordinated to indebtedness outstanding under our Amended Credit Facility and any additional senior secured debt that we or the guarantors may incur in the future to the extent of the value of the assets securing that debt.

Covenant restrictions under our Amended Credit Facility and our indentures may limit our ability to operate our business

        Our Amended Credit Facility, the indentures governing our senior notes, including the exchange notes, our 10% senior subordinated notes due 2011 and our 8 3/4% senior subordinated notes due 2014, and certain of our other agreements regarding debt contain, among other things, covenants that may restrict our and the guarantors' ability to finance future operations or capital needs or to engage in other business activities. Our Amended Credit Facility and our indentures restrict, among other things, our ability and the ability of the guarantors to:

  •
  borrow money;

  •
  pay dividends or make distributions;

  •
  purchase or redeem stock;

  •
  make investments and extend credit;

  •
  engage in transactions with affiliates;

  •
  engage in sale-leaseback transactions;

  •
  consummate certain asset sales;

  •
  effect a consolidation or merger or sell, transfer, lease, or otherwise dispose of all or substantially all of our assets; and

  •
  create liens on our assets.

        In addition, our Amended Credit Facility requires us to maintain specified financial ratios and satisfy financial condition tests that may require that we take action to reduce our debt or to act in a manner contrary to our business objectives. Events beyond our control, including changes in general economic and business conditions, may affect our ability to meet those financial ratios and financial condition tests. We cannot assure you that we will meet those tests or that our senior lenders will waive any failure to meet those tests. A breach of any of these covenants would result in a default under our Amended Credit Facility and our indentures. If an event of default under our Amended Credit Facility occurs, our senior lenders could elect to declare all amounts outstanding, together with accrued interest, to be immediately due and payable.

We may not be able to finance a change of control offer required by the indenture

        If we were to experience a change of control, the indenture governing the exchange notes requires us to offer to purchase all of the exchange notes then outstanding at 101% of their principal amount, plus accrued interest to the date of repurchase. A change of control under the indenture governing the exchange notes would also constitute a change of control under the indentures governing each of our currently existing notes, pursuant to which we would be required to offer to repurchase those notes. If a change of control were to occur, we cannot assure you that we would have sufficient funds to purchase the exchange notes or any of our currently existing notes. In fact, we expect that we would require third-party financing to purchase all of such notes, but we cannot assure you that we would be able to obtain that financing on favorable terms or at all.

        Our Amended Credit Facility restricts our ability to repurchase the exchange notes, even when we are required to do so by the indenture in connection with a change of control. A change of control could therefore result in a default under our Amended Credit Facility and could cause the acceleration of our debt. The inability to repay such debt, if accelerated, and to purchase all of the tendered exchange notes, would constitute an event of default under the indenture.

The guarantees may not be enforceable because of fraudulent conveyance laws

        The incurrence of the guarantees by the guarantors may be subject to review under U.S. federal bankruptcy law or relevant state fraudulent conveyance laws if a bankruptcy case or lawsuit is commenced by or on behalf of the guarantors' unpaid creditors. Under these laws, if in such a case or lawsuit a court were to find that, at the time such guarantor incurred a guarantee of the exchange notes, such guarantor:

  •
  incurred the guarantee of the exchange notes with the intent of hindering, delaying or defrauding current or future creditors; or

  •
  received less than reasonably equivalent value or fair consideration for incurring the guarantee of the exchange notes and such guarantor:

  •
  was insolvent or was rendered insolvent;

  •
  was engaged, or about to engage, in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business; or

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay as such debts matured (as all of the foregoing terms are defined in or interpreted under the relevant fraudulent transfer or conveyance statutes), then such court could avoid the guarantee of such guarantor or subordinate the amounts owing under such guarantee to such guarantor's presently existing or future debt or take other actions detrimental to you.

        It may be asserted that the guarantors incurred their guarantees for our benefit and they incurred the obligations under the guarantees for less than reasonably equivalent value or fair consideration.

        The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is being applied in any such proceeding. Generally, a company would be considered insolvent if, at the time it incurred the debt or issued the guarantee, either:

  •
  the sum of its debts (including contingent liabilities) is greater than its assets, at fair valuation; or

  •
  the present fair saleable value of its assets is less than the amount required to pay the probable liability on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured.

        If a guarantee is voided as a fraudulent conveyance or found to be unenforceable for any other reason, you will not have a claim against that obligor and will only be a creditor of us or any guarantor whose obligation was not set aside or found to be unenforceable.

Risks Related To Our Business

Our business has been adversely affected by national and local economic conditions

        The television industry is cyclical in nature. Because we rely upon sales of advertising time at our stations for substantially all of our revenues, our operating results are susceptible to prevailing economic conditions at both the national and regional levels. Our revenues have been adversely affected by the national recessionary environment and since a substantial portion of our revenues are derived from local advertisers, our operating results in individual markets may be adversely affected by any further local and regional economic downturn.

        The performance of KRON-TV has a large proportionate impact on our operating results. Consequently, we are particularly susceptible to economic conditions in the San Francisco advertising market. While revenues in 2003 at KRON-TV were stronger than those in 2002, the continuing uncertain economic climate in the San Francisco market makes the outlook unclear.

Our operating results have been and may continue to be adversely affected by acts of war and terrorism

        The war in Iraq caused the networks to pre-empt regularly scheduled programming in the last month of the first quarter of 2003 and caused several advertisers to cancel their advertising spots, resulting in a loss of revenue in the first quarter of 2003. Acts of war and terrorism against the United States, and the country's response to such acts, may negatively affect the U.S. advertising market, which could cause our advertising revenues to decline due to advertising cancellations, delays or defaults in payment for advertising time, and other factors. In addition, these events may have other negative effects on our business, the nature and duration of which we cannot predict.

We are dependent on networks for our programming, and the loss of one or more of our network affiliations would disrupt our business and could have a material adverse effect on our financial condition and results of operations by reducing station revenue at the effected station(s)

        Six of our eleven stations are affiliated with the ABC television network, three are affiliated with the CBS television network, one is affiliated with the NBC television network and one station is independent. The television viewership levels for stations other than KRON (San Francisco, California), our only independent television station, are materially dependent upon programming provided by these major networks and are particularly dependent upon programming provided by the ABC network. Each of our stations other than KRON is a party to an affiliation agreement with one of the networks, giving the station the right to rebroadcast programs transmitted by the network. The networks currently pay each affiliated station a fee for each hour of network programming broadcast by the stations in exchange for the networks' right to sell the majority of the commercial announcement time during such programming.

        The network affiliation agreements relating to eight of our ten affiliated stations expire during the fourth quarter of 2004. We have recently received notice from NBC with respect to KWQC and from ABC with respect to WKRN, WTEN, WRIC, WATE and WBAY that the respective network will not renew the affiliation agreements currently in place and that the networks wish to negotiate new agreements. As of March 12, 2004, no negotiations have been commenced. While we are unable to predict the terms of any new affiliation agreements, we believe that our affiliated stations will have network affiliations in place at the expiration date of the current affiliations. In the event, however, of the inability of any of our affiliated stations to secure new affiliation agreements, the respective station may no longer be able to carry programming of the relevant network. This loss of network programming would require us to obtain replacement programming, which may involve higher costs and which may not be as attractive to audiences, resulting in reduced revenues.

        As an independent station, KRON purchases all of its programming, resulting in proportionally higher programming costs for the station. We may be exposed in the future to volatile or increased programming costs that may adversely affect our operating results. Further, programs are usually purchased for broadcasting for two to three year periods, making it difficult to accurately predict how a program will perform. In some instances, programs must be replaced before their cost has been fully amortized, resulting in write-offs that increase station operating costs.

We may experience disruptions in our business if we acquire and integrate new television stations

        As part of our business strategy, we will continue to evaluate opportunities to acquire television stations. There can be no assurance that we will find attractive acquisition candidates or effectively manage the integration of acquired stations into our existing business. If the expected operating efficiencies from acquisitions do not materialize, if we fail to integrate new stations or recently acquired stations into our existing business, or if the costs of such integration exceed expectations, our operating results and financial condition could be adversely affected. If we make acquisitions in the future, we may need to incur more debt or issue more equity securities, and we may incur contingent liabilities and amortization expenses related to goodwill and other intangible assets. Any of these occurrences could adversely affect our operating results and financial condition.

The departure of one or more of our key personnel could impair our ability to effectively operate our business or pursue our business strategies

        Our success is substantially dependent upon the retention of, and the continued performance by, our senior management. The loss of the services of Vincent J. Young, Chairman, James A. Morgan, Executive Vice President and Chief Financial Officer, or Deborah A. McDermott, Executive Vice President—Operations, could have an adverse impact on us.

Our business is subject to extensive governmental legislation and regulation, which may restrict our ability to pursue our business strategy and/or increase our operating expenses

        Our television operations are subject to significant regulation by the Federal Communications Commission under the Communications Act of 1934, as amended. A television station may not operate without the authorization of the FCC. Approval of the FCC is required for the issuance, renewal and transfer of station operating licenses. In particular, our business will be dependent upon our ability to continue to hold television broadcasting licenses from the FCC.

        FCC licenses to operate broadcast television stations generally have a term of eight years. While in the vast majority of cases such licenses are renewed by the FCC, there can be no assurance that our licenses will be renewed at their expiration dates or, if renewed, that the renewal terms will be for the maximum permitted period. The non-renewal or revocation of one or more of our primary FCC licenses could have a material adverse effect on our operations. Congress and the FCC currently have under consideration, and may in the future adopt, new laws, regulations, and policies regarding a wide variety of matters that could, directly or indirectly, affect the operation and ownership of our broadcast properties. We are unable to predict the impact that any such laws or regulations may have on our operations.

We operate in a very competitive business environment

        We face competition from:

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  cable television;

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  new networks;

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  alternative methods of receiving and distributing television signals and satellite delivered programs, including direct broadcast satellite television systems;

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  multipoint multichannel distributions systems, master antenna television systems and satellite master antenna television systems; and

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  other sources of news, information and entertainment such as off-air television broadcast programming, streaming video broadcasts over the Internet, newspapers, movie theaters, live sporting events and home video products, including videotape cassette recorders and digital video disc players.

        In addition to competing with other media outlets for audience share, we also compete for advertising revenues that comprise the primary source of revenues for our operating subsidiaries. Our stations compete for such advertising revenues with other television stations in their respective markets, as well as with other advertising media such as newspapers, radio stations, the Internet, magazines, outdoor advertising, transit advertising, yellow page directories, direct mail and local cable systems.

        Our television stations are located in highly competitive markets. Accordingly, the results of our operations will be dependent upon the ability of each station to compete successfully in its market, and there can be no assurance that any one of our stations will be able to maintain or increase its current audience share or revenue share. To the extent that certain of our competitors have or may, in the future, obtain greater resources, our ability to compete successfully in our broadcasting markets may be impeded.

Management, as major stockholders, possesses unequal voting rights and control

        Our common stock is divided into three classes with different voting rights that allow for the maintenance of control by our management. Each share of Class A common stock is entitled to one vote, each share of Class B common stock is entitled to ten votes, except for certain significant transactions for which such shares are entitled to one vote per share, and shares of Class C common stock are not entitled to vote except in connection with any change to our certificate of incorporation that would adversely affect the rights of holders of such common stock. As of December 31, 2003, there were no shares of Class C common stock outstanding.

        As of March 8, 2004, Adam Young, Vincent Young and James Morgan, each a director and executive officer, and Deborah McDermott, an executive officer, together beneficially possess shares of Class A common stock and Class B common stock representing approximately 51% of the total voting power of our common stock. As a result, Adam Young, Vincent Young, James Morgan and Deborah McDermott collectively have control over the election of a majority of our directors and, thus, over our operations and business. In addition, such stockholders have the ability to prevent certain types of material transactions, including a change of control.

        The disproportionate voting rights of the Class A common stock relative to the Class B common stock may make us a less attractive target for a takeover than we otherwise might be, or render more difficult or discourage a merger proposal or tender offer.

FORWARD-LOOKING STATEMENTS

        Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue" or similar words. You should read statements that contain these words carefully because they:

  •
  discuss our future expectations;

  •
  contain projections of our results of operations or financial condition; or

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  state other "forward-looking" information.

        We believe it is important to communicate our expectations to our investors. However, there may be events in the future that we are not able to accurately predict or over which we have no control. The risk factors listed in this prospectus or incorporated in this prospectus by reference, as well as any cautionary language in this prospectus or incorporated in this prospectus by reference, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. You should be aware that the occurrence of the events described in these risk factors and elsewhere in this prospectus or incorporated in this prospectus by reference, could have a material adverse effect on our business, operating results and financial condition.

USE OF PROCEEDS

        The exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer.

        We received net proceeds of approximately $94.1 million from the private offering of the initial notes. We used the net proceeds of such offering to redeem all of our 9% senior subordinated notes due 2006, plus accrued interest.

DESCRIPTION OF CERTAIN INDEBTEDNESS

        The following summary of our debt agreements is not complete and is qualified in its entirety by reference to the debt agreements described below, including the definitions of certain capitalized terms used herein. Any terms not defined in this section are defined in the debt agreements. See "Available Information."

Amended Credit Facility

        The Amended Credit Facility provides for a $20.0 million primary revolving credit facility which will mature on June 15, 2008, or December 15, 2008 if our outstanding senior notes, including the exchange notes, have been refinanced in full on or prior to June 15, 2008. In addition, the Amended Credit Facility provides for a $100.0 million uncommitted term loan facility, none of which shall be funded. The borrowings under the Amended Credit Facility rank equally with our existing senior notes, including the exchange notes.

        Interest Rate Calculations.    Interest under the Amended Credit Facility is payable at the LIBOR rate plus 3.25%, "Base Rate" plus 2.25% or CD Rate plus an equivalent margin, at our option. In addition, we will pay a commitment fee on the unused portion of the revolving credit facility ranging from 0.50% to 1.00% based upon the debt to operating cash flow ratio being less than 5.0x or greater than or equal to 7.0x.

        Covenants and Conditions.    In addition to specific customary covenants, the Amended Credit Facility include covenants that restrict our ability to:

  •
  dispose of assets;

  •
  incur additional indebtedness;

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  incur liens on property or assets;

  •
  pay dividends;

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  guarantee any obligations;

  •
  enter into certain investments or transactions;

  •
  repurchase or redeem capital stock;

  •
  engage in mergers or consolidation;

  •
  make acquisitions; and

  •
  engage in certain transactions with subsidiaries and affiliates and otherwise restrict corporate activities.

        The Amended Credit Facility requires us to maintain a financial ratio and a measure of liquidity. The Amended Credit Facility requires us to maintain (i) a senior secured debt to operating cash flow ratio of not more than 1.75x (net of cash up to $50.0 million) and (ii) cash and cash equivalents of at least $50.0 million. Such ratio and measure of liquidity must be maintained as of the last day of each fiscal quarter. In addition, we may incur incremental permitted subordinated debt or permitted senior unsecured debt only if, after giving effect to such incurrence, our debt leverage ratio is equal to or less than 7.0x.

        Guarantees and Security.    Each of our wholly-owned subsidiaries has guaranteed our obligations under the Amended Credit Facility. The Amended Credit Facility is secured by the pledge of all the stock of our wholly-owned subsidiaries and a first priority lien on all of our assets and the assets of our wholly-owned subsidiaries.

        Events of Default.    The Amended Credit Facility contains customary events of default, which includes a default in the payment of principal or interest on debt. If any event of default occurs, our obligations could be accelerated with material adverse results to the holders of the exchange notes.

8 1/2% Senior Notes Due 2008

        We have outstanding $246.9 million in aggregate principal amount of 8 1/2% senior notes due 2008, of which $156.9 million was issued on December 7, 2001 (out of $250.0 million originally issued on such date) and $90.0 million was issued on December 23, 2003. All of such notes were, and upon the exchange of the exchange notes offered hereby for the initial notes issued on December 23, 2003, the exchange notes and the existing 8 1/2% senior notes will be, a single series of notes for all purposes under the indenture pursuant to which they are issued. For a description of the exchange notes and the existing 8 1/2% senior notes, see the section of this prospectus entitled "Description of Notes."

8 3/4% Senior Subordinated Notes Due 2014

        We have outstanding $140.0 million in aggregate principal amount of 8 3/4% senior subordinated notes due 2014. Interest on such notes is payable semiannually on January 15 and July 15 of each year.

        The 8 3/4% senior subordinated notes constitute general unsecured obligations. They:

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  rank junior to all of our liabilities under the Amended Credit Facility;

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  rank junior to our 8 1/2% senior notes due 2008, including the exchange notes;

  •
  rank junior to any future senior debt of us or our subsidiaries;

  •
  rank equally with our 10% senior subordinated notes due 2011;

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  will rank equally with all of our future subordinated, unsecured debt that does not expressly provide that it is subordinated to the 8 3/4% senior subordinated notes; and

  •
  will rank ahead of all our future debt that expressly provides that it is subordinated to the 8 3/4% senior subordinated notes.

        On or after January 15, 2009, we may redeem some or all of the 8 3/4% senior subordinated notes at specified redemption prices, plus accrued and unpaid interest.

        On or prior to January 15, 2007, we may redeem the 8 3/4% senior subordinated notes, in whole or in part, with the net proceeds of a KRON sale, at a redemption price of 108.75% of the face amount of the notes so redeemed, plus accrued and unpaid interest to the date of redemption.

        If we experience specific kinds of changes of control, we must offer to repurchase the 8 3/4% senior subordinated notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest. In addition, we must offer to repurchase the 8 3/4% senior subordinated notes at a purchase price equal to 100% of the principal amount, plus accrued and unpaid interest, in the event of certain asset sales.

        The indenture governing the 8 3/4% senior subordinated notes contains covenants that are substantially similar to the covenants of the exchange notes. The 8 3/4% senior subordinated notes are guaranteed, jointly and severally, on a senior subordinated basis by our wholly-owned subsidiaries.

10% Senior Subordinated Notes Due 2011

        We have outstanding $344.3 million in aggregate principal amount of 10% senior subordinated notes due 2011. Interest on such notes is payable semiannually on March 1 and September 1 of each year.

        The 10% senior subordinated notes constitute general unsecured obligations. They:

  •
  rank junior to all of our liabilities under the Amended Credit Facility;

  •
  rank junior to our 8 1/2% senior notes due 2008, including the exchange notes;

  •
  rank junior to any future senior debt of us or our subsidiaries;

  •
  rank equally with our 8 3/4% senior subordinated notes due 2014;

  •
  will rank equally with all of our future subordinated, unsecured debt that does not expressly provide that it is subordinated to the 10% senior subordinated notes; and

  •
  will rank ahead of all our future debt that expressly provides that it is subordinated to the 10% senior subordinated notes.

        On or after March 1, 2006, we may redeem some or all of the 10% senior subordinated notes at specified redemption prices, plus accrued and unpaid interest.

        If we experience specific kinds of changes of control, we must offer to repurchase the 10% senior subordinated notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest. In addition, we must offer to repurchase the 10% senior subordinated notes at a purchase price equal to 100% of the principal amount, plus accrued and unpaid interest, in the event of certain asset sales.

        The indenture governing the 10% senior subordinated notes contains covenants that are substantially similar to the covenants of the exchange notes. The 10% senior subordinated notes are guaranteed, jointly and severally, on a senior subordinated basis by our wholly-owned subsidiaries.

DESCRIPTION OF NOTES

General

        The initial notes were issued and the exchange notes (the "Notes") will be issued under an indenture (the "Indenture") dated as of December 7, 2001, by and among the Company, the Subsidiary Guarantors and Wachovia Bank, National Association (formerly known as First Union National Bank), as trustee (the "Trustee"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act"), as in effect on the date of the Indenture. The Notes are subject to all such terms, and holders of Notes are referred to the Indenture and the Trust Indenture Act for a statement of those terms.

        On December 7, 2001, we issued $250.0 million aggregate principal amount of 8 1/2% Senior Notes due 2008 under the Indenture (the "Existing Notes"). The Notes and the Existing Notes will be treated as a single series under the Indenture, including for purposes of determining whether the required percentage of noteholders have given their approval or consent to an amendment or waiver or joined in directing the trustee to take certain actions on behalf of all noteholders. The Notes being offered pursuant to this prospectus would represent approximately 26.5% of all of the notes that will be outstanding under the Indenture after consummation of this offering.

        The following is a summary of the material provisions of the Notes and the Indenture. This summary does not purport to be complete and is subject to the detailed provisions of, and is qualified in its entirety by reference to, the Notes and the Indenture. A copy of the Indenture may be obtained from the Company. The definitions of certain terms used in the following summary are set forth below under "—Certain Definitions." Reference is made to the Indenture for the full definition of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

Maturity and Interest

        The Notes will be general unsecured obligations of the Company limited in aggregate principal amount to $90.0 million and will mature on December 15, 2008. Interest on the Notes will accrue at the rate of 8 1/2% per annum and will be payable semi-annually in arrears on June 15 and December 15 in each year, beginning June 15, 2004, to holders of record on the immediately preceding June 1 and December 1, respectively. Interest on the Notes will accrue from December 15, 2003. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

        Principal of, premium, if any, and interest on the Notes will be payable at the office or agency of the Company maintained for such purpose within the City of New York or, at the option of the Company, payment of interest may be made by check mailed to the holders of the Notes at their respective addresses as set forth in the register of holders of Notes. Until otherwise designated by the Company, the Company's office or agency in the City of New York will be the office of the Trustee maintained for such purpose. The Notes will be issued in fully registered form, without coupons, and in denominations of $1,000 and integral multiples thereof.

Ranking

        The Notes will be unsecured, senior obligations of the Company and will rank equally in right of payment with all other senior obligations of the Company. The Notes will be effectively subordinated to any senior secured Indebtedness of the Company.

Subsidiary Guarantees

        The Company's payment obligations under the Notes will be jointly and severally guaranteed on a senior unsecured basis by the Subsidiary Guarantors. The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be unconditional and absolute, irrespective of any invalidity, illegality, unenforceability of any Note or the Indenture or any extension, compromise, waiver or release in respect of any obligation of the Company or any other Subsidiary Guarantor under any Note or the Indenture, or any modification or amendment of or supplement to the Indenture.

Redemption

        Mandatory Redemption.    The Notes are not subject to any mandatory sinking fund redemption prior to maturity.

        Optional Redemption.    Except as set forth below, the Notes are not redeemable at the Company's option prior to December 15, 2005. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of the principal amount of the Notes) set forth below, plus accrued and unpaid interest to the date of redemption, if redeemed during the twelve-month period beginning on December 15 of the years indicated below.

Year	Percentage
2005	104.250%
2006	102.125%
2007 and thereafter	100.000%

        Notwithstanding the foregoing, at any time prior to December 15, 2004, the Company, at its option, may redeem the Notes, in part, with the net proceeds of one or more Public Equity Offerings, at a redemption price equal to 108.5% of the principal amount thereof, together with accrued and unpaid interest to the date of redemption; provided, however, that after any such redemption the aggregate principal amount of the Notes outstanding must equal at least 66 2/3% of the aggregate principal amount of the Notes originally issued in the initial notes offering.

        Selection and Notice.    If less than all of the Notes are to be redeemed at any time, selection of the Notes to be redeemed will be made by the Company in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a securities exchange, on a pro rata basis, by lot or by any other method as the Trustee shall deem fair and appropriate; provided that Notes redeemed in part shall only be redeemed in integral multiples of $1,000. Notices of any optional or mandatory redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at such holder's registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed, and the Trustee shall authenticate and mail to the holder of the original Note a new Note in principal amount equal to the unredeemed portion of the original Note promptly after the original Note has been canceled. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption.

Change of Control

        In the event of a Change of Control (as defined herein), each holder of Notes will have the right, subject to the terms and conditions of the Indenture, to require the Company to offer to repurchase all or any portion (equal to $1,000 or an integral multiple thereof) of such holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to the date of repurchase, in accordance with the terms set forth below (a "Change of Control Offer").

        If a Change of Control were to occur, we cannot assure you that the Company would have sufficient funds to pay the Change of Control Purchase price for all the Notes tendered by the Holders. The Company's existing credit agreement and indentures contain, and any future other agreements relating to other indebtedness to which we become a party may contain, restrictions or prohibitions on the Company's ability to repurchase Notes or may provide that an occurrence of a Change of Control constitutes an event of default under, or otherwise requires payment of amounts borrowed under those agreements. If a Change of Control occurs at a time when the Company is prohibited from repurchasing the Notes, we could seek the consent of our then existing lenders and note holders to the repurchase of the Notes or could attempt to refinance the borrowings that contain the prohibition. If the Company does not obtain such a consent or repay the borrowings, it would remain prohibited from repurchasing the Notes. In that case, failure to repurchase tendered Notes would constitute an Event of Default under the Indenture and may constitute a default under the terms of other indebtedness that we my enter into from time to time.

        Within 30 days following the occurrence of any Change of Control, the Company shall mail to each holder of Notes at such holder's registered address a notice stating: (i) that a Change of Control has occurred and that such holder has the right to require the Company to repurchase all or a portion (equal to $1,000 or an integral multiple thereof) of such holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to the date of purchase (the "Change of Control Purchase Date"), which shall be a business day, specified in such notice, that is not earlier than 30 days or later than 60 days from the date such notice is mailed; (ii) the amount of accrued and unpaid interest as of the Change of Control Purchase Date; (iii) that any Note not tendered will continue to accrue interest; (iv) that, unless the Company defaults in the payment of the purchase price for the Notes payable pursuant to the Change of Control Offer, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; (v) the procedures, consistent with the Indenture, to be followed by a holder of Notes in order to accept a Change of Control Offer or to withdraw such acceptance; and (vi) such other information as may be required by the Indenture and applicable laws and regulations.

        On the Change of Control Purchase Date, the Company will (i) accept for payment all Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent the aggregate purchase price of all Notes or portions thereof accepted for payment and any accrued and unpaid interest on such Notes as of the Change of Control Purchase Date, and (iii) deliver or cause to be delivered to the Trustee all Notes tendered pursuant to the Change of Control Offer. If less than all Notes tendered pursuant to the Change of Control Offer are accepted for payment by the Company for any reason consistent with the Indenture, selection of the Notes to be purchased by the Company shall be in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that Notes accepted for payment in part shall only be purchased in integral multiples of $1,000. The Paying Agent shall promptly mail to each holder of Notes or portions thereof accepted for payment an amount equal to the purchase price for such Notes plus any accrued and unpaid interest thereon, and the Trustee shall promptly authenticate and mail to such holder of Notes accepted for payment in part a new Note equal in principal amount to any unpurchased portion of the Notes, and any Note not accepted for payment in whole or in part shall be promptly returned to the holder of such Note. On and after a Change of Control Purchase Date, interest will cease to accrue on the Notes or portions thereof accepted for payment, unless the Company defaults in the payment of the purchase price therefor. The Company will announce the results of the Change of Control Offer to holders of the Notes on or as soon as practicable after the Change of Control Purchase Date.

        The Company will comply with the applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act, and all other applicable securities laws and regulations in connection with any Change of Control Offer.

Covenants

        Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock.    The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or directly or indirectly guarantee or in any other manner become directly or indirectly liable for ("incur") any Indebtedness (including Acquired Debt) or issue any Disqualified Stock if, at the time of and immediately after giving pro forma effect to such incurrence of Indebtedness or issuance of Disqualified Stock, the Debt to Operating Cash Flow Ratio of the Company and its Restricted Subsidiaries is more than 7.0:1.

        The foregoing limitations will not apply to the incurrence of any of the following (collectively, "Permitted Indebtedness"):

          (i)    Senior Bank Debt arising under the Credit Agreement;

          (ii)   Indebtedness of any Restricted Subsidiary consisting of a guarantee of the Company's Senior Bank Debt under the Credit Agreement;

          (iii)  Indebtedness of the Company represented by the Notes issued on the Issue Date and Indebtedness of any Subsidiary Guarantor represented by a Subsidiary Guarantee;

          (iv)  Indebtedness of the Company represented by the Exchange Notes;

          (v)   Indebtedness owed by any Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary, or owed by the Company to any Wholly Owned Restricted Subsidiary; provided that any such Indebtedness shall be at all times held by a Person which is either the Company or a Wholly Owned Restricted Subsidiary of the Company; and provided further that upon either (a) the transfer or other disposition of any such Indebtedness to a Person other than the Company or another Wholly Owned Restricted Subsidiary or (b) the sale, lease, transfer or other disposition of shares of Capital Stock (including by consolidation or merger) of any such Wholly Owned Restricted Subsidiary to a Person other than the Company or another Wholly Owned Restricted Subsidiary, the incurrence of such Indebtedness shall be deemed to be an incurrence that is not permitted by this clause (v);

          (vi)  guarantees of any Restricted Subsidiary that are made in accordance with the provisions of the covenant described under "—Covenants—Limitation on Guarantees of Company Indebtedness by Restricted Subsidiaries";

          (vii) Indebtedness arising with respect to Interest Rate Agreement Obligations incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the Indenture to be outstanding;

          (viii) Purchase Money Indebtedness and Capital Lease Obligations which do not exceed, as determined in accordance with GAAP, $10,000,000 in the aggregate at any one time outstanding;

          (ix)  Indebtedness of the Company or any Restricted Subsidiary outstanding on the Issue Date;

          (x)   any Indebtedness incurred in connection with or given in exchange for the renewal, extension, substitution, refunding, defeasance, refinancing or replacement of any Indebtedness described in clauses (iii), (iv) and (ix) above or incurred under the Debt to Operating Cash Flow Ratio pursuant to the first paragraph of this covenant ("Refinancing Indebtedness"); provided that (a) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of the Indebtedness so renewed, extended, substituted, refunded, defeased, refinanced or replaced (plus the premiums paid in connection therewith (which shall not exceed the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being renewed, extended, substituted, refunded, defeased, refinanced or replaced) and the expenses incurred in connection therewith); (b) the Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being renewed, extended, substituted, refunded, defeased, refinanced or replaced; and (c) with respect to Refinancing Indebtedness of Subordinated Indebtedness, such new Indebtedness is subordinated to the Notes or the applicable Subsidiary Guarantee, as the case may be, to the same extent as the Indebtedness being refinanced; and

          (xi)  Indebtedness of the Company in addition to that described in clauses (i) through (x) above, and any renewals, extensions, substitutions, refinancings or replacements of such Indebtedness, so long as the aggregate principal amount of all such Indebtedness incurred pursuant to this clause (xi) does not exceed $15,000,000 at any one time outstanding.

        For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (i) through (xi) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness shall be treated as having been incurred as so classified.

        Limitation on Restricted Payments.    The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment, unless at the time of and immediately after giving effect to the proposed Restricted Payment (with the value of any such Restricted Payment, if other than cash, to be determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a board resolution), (i) no Default or Event of Default (and no event that, after notice or lapse of time, or both, would become an "event of default" under the terms of any Indebtedness of the Company or its Restricted Subsidiaries) shall have occurred and be continuing or would occur as a consequence thereof, (ii) the Company could incur at least $1.00 of additional Indebtedness pursuant to the first paragraph under "—Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock" and (iii) the aggregate amount of all Restricted Payments made after September 30, 1994 shall not exceed the sum of (a) an amount equal to the Company's Cumulative Operating Cash Flow less 1.4 times the Company's Cumulative Consolidated Interest Expense, plus (b) the aggregate amount of all net cash proceeds received after September 30, 1994 by the Company (but excluding the net cash proceeds received by the Company from its initial public offering of Class A Common Stock on November 14, 1994) from the issuance and sale (other than to a Restricted Subsidiary) of Capital Stock (other than Disqualified Stock) to the extent that such proceeds are not used to redeem, repurchase, retire or otherwise acquire Capital Stock or any Indebtedness of the Company or any Restricted Subsidiary pursuant to clause (ii) of the next paragraph.

        The foregoing provisions will not prohibit, so long as there is no Default or Event of Default continuing, the following actions (collectively, "Permitted Payments"):

          (i)    the payment of any dividend within 60 days after the date of declaration thereof, if at such declaration date such payment would have been permitted under the Indenture, and such payment shall be deemed to have been paid on such date of declaration for purposes of clause (iii) of the preceding paragraph; and

          (ii)   the redemption, repurchase, retirement or other acquisition of any Capital Stock or any Indebtedness of the Company in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Capital Stock of the Company (other than any Disqualified Stock).

        Limitation on Asset Sales.    The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or other property sold or disposed of in the Asset Sale, and (ii) at least 75% of such consideration is in the form of cash or Cash Equivalents; provided that for purposes of this covenant "cash" shall include the amount of any liabilities (other than liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) of the Company or such Restricted Subsidiary (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) that are assumed by the transferee of any such assets or other property in such Asset Sale (and excluding any liabilities that are incurred in connection with or in anticipation of such Asset Sale), but only to the extent that such assumption is effected on a basis under which there is no further recourse to the Company or any of its Restricted Subsidiaries with respect to such liabilities; provided, further, that the Company and such Restricted Subsidiary shall be permitted to make an Asset Sale without complying with clause (ii) above to the extent the consideration for such Asset Sale constitutes Additional Assets.

        Within 360 days after any Asset Sale, the Company may elect to apply the Net Proceeds from such Asset Sale to (a) permanently reduce Indebtedness under the Credit Agreement, and/or (b) make an investment in, or acquire assets directly related to, the television broadcasting business. Pending the final application of any such Net Proceeds, the Company may temporarily reduce the revolving portion of the Credit Agreement or temporarily invest such Net Proceeds in any manner permitted by the Indenture. Any Net Proceeds from an Asset Sale not applied or invested as provided in the first sentence of this paragraph within 360 days of such Asset Sale will be deemed to constitute "Excess Proceeds."

        As soon as practical, but in no event later than 10 business days after any date (an "Asset Sale Offer Trigger Date") that the aggregate amount of Excess Proceeds exceeds $5,000,000, the Company shall commence an offer to purchase the maximum principal amount of Notes and other Indebtedness of the Company that ranks pari passu in right of payment with the Notes (to the extent required by the instrument governing such other Indebtedness) that may be purchased out of the Excess Proceeds (an "Asset Sale Offer"). Any Notes and other Indebtedness to be purchased pursuant to an Asset Sale Offer shall be purchased pro rata based on the aggregate principal amount of Notes and such other Indebtedness outstanding and all Notes shall be purchased at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase. To the extent that any Excess Proceeds remain after completion of an Asset Sale Offer, the Company may use the remaining amount for general corporate purposes, including for the redemption, repurchase, retirement or other acquisition of the Existing Subordinated Notes in accordance with the Existing Subordinated Notes Indentures.

        Within 30 days following any Asset Sale Offer Trigger Date, the Company shall mail to each holder of Notes at such holder's registered address a notice stating: (i) that an Asset Sale Offer Trigger Date has occurred and that the Company is offering to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds (to the extent provided in the immediately preceding paragraph), at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase (the "Asset Sale Offer Purchase Date"), which shall be a business day, specified in such notice, that is not earlier than 30 days or later than 60 days from the date such notice is mailed; (ii) the amount of accrued and unpaid interest as of the Asset Sale Offer Purchase Date; (iii) that any Note not tendered will continue to accrue interest; (iv) that, unless the Company defaults in the payment of the purchase price for the Notes payable pursuant to the Asset Sale Offer, any Notes accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Offer Purchase Date; (v) the procedures, consistent with the Indenture, to be followed by a holder of Notes in order to accept an Asset Sale Offer or to withdraw such acceptance; and (vi) such other information as may be required by the Indenture and applicable laws and regulations.

        On the Asset Sale Offer Purchase Date, the Company will (i) accept for payment the maximum principal amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer that can be purchased out of Excess Proceeds from such Asset Sale (to the extent provided in the second preceding paragraph), (ii) deposit with the Paying Agent the aggregate purchase price of all Notes or portions thereof accepted for payment and any accrued and unpaid interest on such Notes as of the Asset Sale Offer Purchase Date, and (iii) deliver or cause to be delivered to the Trustee all Notes tendered pursuant to the Asset Sale Offer. If less than all Notes tendered pursuant to the Asset Sale Offer are accepted for payment by the Company for any reason consistent with the Indenture, selection of the

Notes to be purchased by the Company shall be in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that Notes accepted for payment in part shall only be purchased in integral multiples of $1,000. The Paying Agent shall promptly mail to each holder of Notes or portions thereof accepted for payment an amount equal to the purchase price for such Notes plus any accrued and unpaid interest thereon, and the Trustee shall promptly authenticate and mail to such holder of Notes accepted for payment in part a new Note equal in principal amount to any unpurchased portion of the Notes, and any Note not accepted for payment in whole or in part shall be promptly returned to the holder of such Note. On and after an Asset Sale Offer Purchase Date, interest will cease to accrue on the Notes or portions thereof accepted for payment, unless the Company defaults in the payment of the purchase price therefor. The Company will announce the results of the Asset Sale Offer to holders of the Notes on or as soon as practicable after the Asset Sale Offer Purchase Date.

        The Company will comply with the applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act, and all other applicable securities laws and regulations in connection with any Asset Sale Offer.

        Limitation on Liens.    The Indenture provides that the Company will not, and will not permit any Subsidiary Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any asset now owned or hereafter acquired or any income or profits therefrom or assign or convey any right to receive income therefrom to secure any Indebtedness; provided that in addition to creating Permitted Liens on its properties or assets, (i) the Company may create any Lien upon any of its properties or assets (including, but not limited to, any Capital Stock of its Subsidiaries) if the Notes are equally and ratably secured thereby, and (ii) a Subsidiary Guarantor may create any Lien upon any of its properties or assets (including, but not limited to, any Capital Stock of its Subsidiaries) if its Subsidiary Guarantee is equally and ratably secured thereby; provided, however, that if (a) the Company creates any Lien on its assets to secure any Subordinated Indebtedness of the Company, the Lien securing such Subordinated Indebtedness shall be subordinated and junior to the Lien securing the Notes with the same or lesser priorities as the Subordinated Indebtedness shall have with respect to the Notes, and (b) a Subsidiary Guarantor creates any Lien on its assets to secure any Subordinated Indebtedness of such Subsidiary Guarantor, the Lien securing such Subordinated Indebtedness shall be subordinated and junior to the Lien securing the Subsidiary Guarantee of such Subsidiary Guarantor with the same or lesser priorities as the Subordinated Indebtedness shall have with respect to the Subsidiary Guarantee.

        Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries.    The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions to the Company or any other Restricted Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (ii) make loans or advances to the Company or any other Restricted Subsidiary, or (iii) transfer any of its properties or assets to the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of (a) the Credit Agreement as in effect on the Issue Date, and any amendments, restatements, renewals, replacements or refinancings thereof; provided that such amendments, restatements, renewals, replacement or refinancings are no more restrictive in the aggregate with respect to such dividend and other payment restrictions than those contained in the Credit Agreement (or, if more restrictive, than those contained in the Indenture) immediately prior to any such amendment, restatement, renewal, replacement or refinancing, (b) applicable law, (c) any instrument governing Indebtedness or Capital Stock of an Acquired Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with such acquisition); provided that (1) such restriction is not applicable to any Person, or the properties or assets of any Person, other than the Acquired Person, and (2) the consolidated net income of an Acquired Person for any period prior to such acquisition shall not be taken into account in determining whether such acquisition was permitted by the terms of the Indenture, (d) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (e) Purchase Money Indebtedness for property acquired in the ordinary course of business that only impose restrictions on the property so acquired, (f) an agreement for the sale or disposition of the Capital Stock or assets of such Restricted Subsidiary; provided that such restriction is only applicable to such Restricted Subsidiary or assets, as applicable, and such sale or disposition otherwise is permitted under the covenant described under "—Covenants—Limitation on Asset Sales"; and provided, further, that such restriction or encumbrance shall be effective only for a period from the execution and delivery of such agreement through a termination date not later than 270 days after such execution and delivery, (g) Refinancing Indebtedness permitted under the Indenture; provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive in the aggregate than those contained in the agreements governing the Indebtedness being refinanced immediately prior to such refinancing or (h) the Indenture.

        Limitation on Transactions with Affiliates.    The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company (other than the Company or a Wholly Owned Restricted Subsidiary) unless (i) such transaction or series of transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction in arm's-length dealings with an unrelated third party, and (ii)(a) with respect to any transaction or series of transactions involving aggregate payments in excess of $1,000,000, the Company delivers an Officers' Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (i) above and such transaction or series of related transactions has been approved by a majority of the members of the Board of Directors of the Company (and approved by a majority of the Independent Directors or, in the event there is only one Independent Director, by such Independent Director), and (b) with respect to any transaction or series of transactions involving aggregate payments in excess of $5,000,000, an opinion as to the fairness to the Company or such Restricted Subsidiary from a financial point of view issued by an investment banking firm of national standing. Notwithstanding the foregoing, this provision will not apply to (i) employment agreements or compensation or employee benefit arrangements with any officer, director or employee of the Company entered into in the ordinary course of business (including customary benefits thereunder), (ii) any transaction entered into by the Company or one of its Wholly Owned Restricted Subsidiaries with one or more Wholly Owned Restricted Subsidiaries of the Company, and (iii) the national advertising representation agreements between the Company (or any of its Restricted Subsidiaries) and Adam Young, Inc. existing on the date of the Indenture (and any renewals, extensions or replacements thereof, and any future such agreements with respect to television stations acquired by the Company or its Restricted Subsidiaries after the date of the Indenture, so long as such renewals, extensions, replacements or future agreements are on terms substantially similar to those of such existing agreements) and other transactions in existence on the date of the Indenture and described or referred to in "Certain Transactions."

        Limitation on Guarantees of Company Indebtedness by Restricted Subsidiaries.    The Indenture provides that in the event that any Restricted Subsidiary, directly or indirectly, guarantees any Indebtedness of the Company other than the Notes (the "Other Indebtedness") the Company shall cause such Restricted Subsidiary to concurrently guarantee (an "Additional Guarantee") the Company's Obligations under the Indenture and the Notes on a senior basis; provided, however, that each Additional Guarantee shall by its terms provide that the Additional Guarantor making such Additional Guarantee will be automatically and unconditionally released and discharged from its obligations under such Additional Guarantee upon the release or discharge of the guarantee of the Other Indebtedness that resulted in the creation of such Additional Guarantee, except a discharge or release by, or as a result of, any payment under the guarantee of such Other Indebtedness by such Additional Guarantor.

        Limitation on Subsidiary Capital Stock.    The Indenture provides that the Company will not permit any Restricted Subsidiary of the Company to issue any Capital Stock, except for (i) Capital Stock issued to and held by the Company or a Wholly Owned Restricted Subsidiary, and (ii) Capital Stock issued by a Person prior to the time (a) such Person becomes a Restricted Subsidiary, (b) such Person merges with or into a Restricted Subsidiary or (c) a Restricted Subsidiary merges with or into such Person; provided that such Capital Stock was not issued by such Person in anticipation of the type of transaction contemplated by clause (a), (b) or (c).

        Limitation on Certain Transfers of Assets.    The Indenture provides that the Company and the Subsidiary Guarantors will not sell, convey, transfer or otherwise dispose of their respective assets or properties to any of the Company's Subsidiaries (other than another Subsidiary Guarantor), except for sales, conveyances, transfers or other dispositions made in the ordinary course of business and except for capital contributions to any Restricted Subsidiary, the only material assets of which are broadcast licenses. For purposes of this provision, any sale, conveyance, transfer, lease or other disposition of property or assets having a fair market value in excess of (i) $1,000,000 for any sale, conveyance, transfer, lease or disposition or series of related sales, conveyances, transfers, leases or dispositions and (ii) $5,000,000 in the aggregate for all such sales, conveyances, transfers, leases or dispositions in any fiscal year of the Company shall not be considered "in the ordinary course of business."

        Future Subsidiary Guarantors.    The Indenture provides that the Company and each Subsidiary Guarantor shall cause each Restricted Subsidiary of the Company which, after the date of the Indenture (if not then a Subsidiary Guarantor), becomes a Restricted Subsidiary to execute and deliver an indenture supplemental to the Indenture and thereby become an Additional Guarantor which shall be bound by the Guarantee of the Notes in the form set forth in the Indenture (without such Additional Guarantor being required to execute and deliver the Guarantee endorsed on the Notes).

        Provision of Financial Statements.    The Indenture provides that, whether or not the Company is then subject to Section 13(a) or 15(d) of the Exchange Act, the Company will file with the Commission, so long as the Notes are outstanding, the annual reports, quarterly reports and other periodic reports which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) if the Company were so subject, and such documents shall be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject. The Company will also in any event (i) within 15 days of each Required Filing Date, (a) transmit by mail to all holders of Notes, as their names and addresses appear in the Note register, without cost to such holders and (b) file with the Trustee copies of the annual reports, quarterly reports and other periodic reports which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if the Company were subject to such Section and (ii) if filing such documents by the Company with the Commission is prohibited under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder at the Company's cost.

        Additional Covenants.    The Indenture also contains covenants with respect to the following matters: (i) payment of principal, premium and interest; (ii) maintenance of an office or agency in the City of New York; (iii) maintenance of corporate existence; (iv) payment of taxes and other claims; (v) maintenance of properties; and (vi) maintenance of insurance.

Merger, Consolidation and Sale of Assets

        The Indenture provides that the Company shall not consolidate or merge with or into (whether or not the Company is the Surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person unless (i) the Surviving Person is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Surviving Person (if other than the Company) assumes all the obligations of the Company under the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) at the time of and immediately after such Disposition, no Default or Event of Default shall have occurred and be continuing; and (iv) the Surviving Person (A) will have Consolidated Net Worth (immediately after giving effect to the Disposition on a pro forma basis) equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction, and (B) at the time of such Disposition and after giving pro forma effect thereto, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described under "—Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock."

        The Indenture provides that in the event of a sale of all or substantially all of the assets of any Subsidiary Guarantor or all of the Capital Stock of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, then the Surviving Person of any such merger or consolidation, or such Subsidiary Guarantor, if all of its Capital Stock is sold, shall be released and relieved of any and all obligations under the Subsidiary Guarantee of such Subsidiary Guarantor if (i) the person or entity surviving such merger or consolidation or acquiring the Capital Stock of such Subsidiary Guarantor is not a Subsidiary of the Company, and (ii) the Net Proceeds from such sale are used after such sale in a manner that complies with the provisions of the covenant described under "—Covenants—Limitation on Asset Sales" concerning the disposition of Net Proceeds from an Asset Sale. Except as provided in the preceding sentence, the Indenture provides that no Subsidiary Guarantor shall consolidate with or merge with or into another Person, whether or not such Person is affiliated with such Subsidiary Guarantor and whether or not such Subsidiary Guarantor is the Surviving Person, unless (i) the Surviving Person is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Surviving Person (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor under the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) at the time of and immediately after such Disposition, no Default or Event of Default shall have occurred and be continuing; and (iv) the Surviving Person will have Consolidated Net Worth (immediately after giving pro forma effect to the Disposition) equal to or greater than the Consolidated Net Worth of such Subsidiary Guarantor immediately preceding the transaction; provided, however, that clause (iv) of this paragraph shall not be a condition to a merger or consolidation of a Subsidiary Guarantor if such merger or consolidation only involves the Company and/or one or more Wholly Owned Restricted Subsidiaries of the Company.

        In the event of any transaction (other than a lease) described in and complying with the conditions listed in the immediately preceding paragraphs in which the Company or any Subsidiary Guarantor is not the Surviving Person and the Surviving Person is to assume all the obligations of the Company or any such Subsidiary Guarantor under the Notes and the Indenture pursuant to a supplemental indenture, such Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Subsidiary Guarantor, as the case may be, and the Company or such Subsidiary Guarantor, as the case may be, would be discharged from its obligations under the Indenture, the Notes or its Subsidiary Guarantee, as the case may be.

Events of Default

        The Indenture provides that each of the following constitutes an Event of Default:

          (i)    a default for 30 days in the payment when due of interest on any Note;

          (ii)   a default in the payment when due of principal on any Note, whether upon maturity, acceleration, optional or mandatory redemption, required repurchase or otherwise;

          (iii)  failure to perform or comply with any covenant, agreement or warranty in the Indenture (other than the defaults specified in clauses (i) and (ii) above) or the Escrow Agreement which failure continues (A) in the case of any such covenant, agreement or warranty described herein under "—Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock," "—Covenants—Limitation on Restricted Payments," "—Covenants—Limitation on Asset Sales," and "—Merger, Consolidation and Sale of Assets," for 30 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the then outstanding Notes and (B) in the case of any other such covenant, agreement or warranty contained in the Escrow Agreement or the Indenture, for 60 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the then outstanding Notes;

          (iv)  the occurrence of one or more defaults under any agreements, indentures or instruments under which the Company, any Subsidiary Guarantor or any other Restricted Subsidiary then has outstanding Indebtedness in excess of $5,000,000 in the aggregate and, if not already matured at its final maturity in accordance with its terms, such Indebtedness shall have been accelerated;

          (v)   except as permitted by the Indenture, any Subsidiary Guarantee shall for any reason cease to be, or be asserted in writing by any Subsidiary Guarantor or the Company not to be, in full force and effect, and enforceable in accordance with its terms;

          (vi)  one or more judgments, orders or decrees for the payment of money in excess of $5,000,000, either individually or in the aggregate (net of amounts covered by reputable and creditworthy insurance company, or by bond, surety or similar instrument), shall be entered against the Company, any Subsidiary Guarantor or any other Restricted Subsidiary or any of their respective properties and which judgments, orders or decrees are not paid, discharged, bonded or stayed for a period of 60 days after their entry;

          (vii) any holder or holders of at least $5,000,000 in aggregate principal amount of Indebtedness of the Company, any Subsidiary Guarantor or any other Restricted Subsidiary after a default under such Indebtedness shall notify the Trustee of the intended sale or disposition of any assets of the Company, any Subsidiary Guarantor or any other Restricted Subsidiary with an aggregate fair market value (as determined in good faith by the Company's Board of Directors) of at least $500,000 that have been pledged to or for the benefit of such holder or holders to secure such Indebtedness or shall commence proceedings, or take any action (including by way of set-off), to retain in satisfaction of such Indebtedness or to collect on, seize, dispose of or apply in satisfaction of such Indebtedness, such assets of the Company, any Subsidiary Guarantor or any other Restricted Subsidiary (including funds on deposit or held pursuant to lock-box and other similar arrangements);

          (viii) there shall have been the entry by a court of competent jurisdiction of (a) a decree or order for relief in respect of the Company, any Subsidiary Guarantor or any other Restricted Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (b) a decree or order adjudging the Company, any Subsidiary Guarantor or any other Restricted Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, any Subsidiary Guarantor or any other Restricted Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company, any Subsidiary Guarantor or any other Restricted Subsidiary or of any substantial part of their respective properties, or ordering the winding up or liquidation of their affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 days;

          (ix)  (a) the Company, any Subsidiary Guarantor or any other Restricted Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (b) the Company, any Subsidiary Guarantor or any other Restricted Subsidiary consents to the entry of a decree or order for relief in respect of the Company, such Subsidiary Guarantor or such Restricted Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (c) the Company, any Subsidiary Guarantor or any other Restricted Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, (d) the Company, any Subsidiary Guarantor or any other Restricted Subsidiary (x) consents to the filing of such petition or the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company, such Subsidiary Guarantor or such Restricted Subsidiary or of any substantial part of their respective property, (y) makes an assignment for the benefit of creditors or (z) admits in writing its inability to pay its debts generally as they become due or (e) the Company, any Subsidiary Guarantor or any other Restricted Subsidiary takes any corporate action in furtherance of any such actions in this paragraph (ix); or

          (x)   the Company shall assert or acknowledge in writing that the Escrow Agreement is invalid or unenforceable.

        If any Event of Default (other than as specified in clause (viii) or (ix) of the preceding paragraph) occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes may, and the Trustee at the request of such holders shall, declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from the events specified in clause (viii) or (ix) of the preceding paragraph, the principal of, premium, if any, and any accrued and unpaid interest on all outstanding Notes shall ipso facto become immediately due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (iv) of the preceding paragraph, the declaration of acceleration of the Notes shall be automatically annulled if the holders of any Indebtedness described in clause (iv) have rescinded the declaration of acceleration in respect of such Indebtedness within 15 business days of the date of such declaration and if (a) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction, and (b) all existing Events of Default, except non-payment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

        The holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except (i) a continuing Default or Event of Default in the payment of the principal of, or premium, if any, or interest on the Notes (which may only be waived with the consent of each holder of Notes affected), or (ii) in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each Note outstanding. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium or interest) if it determines that withholding notice is in their interest.

        The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

        The Indenture provides that no director, officer, employee, incorporator or stockholder of the Company shall have any liability for any obligation of the Company under the Indenture or the Notes or for any claim based on, in respect of, or by reason of any such obligation or the creation of any such obligation. Each Holder by accepting a Note waives and releases such Persons from all such liability and such waiver and release is part of the consideration for the issuance of the Notes.

Defeasance

        The Indenture provides that (i) the Company will be discharged from any and all obligations in respect of the Notes and the Subsidiary Guarantors will be released from their Subsidiary Guarantees ("defeasance") or (ii) the payment of the Notes may not be accelerated upon an Event of Default specified in clause (iii), (iv), (v), (vi) or (vii) of "—Events of Default" ("covenant defeasance"), in either case (i) or (ii) upon irrevocable deposit with the Trustee, in trust, of money and/or U.S. government obligations which will provide money in an amount sufficient in the opinion of a nationally recognized accounting firm to pay the principal of, premium, if any, and each installment of interest, if any, on the Notes. With respect to covenant defeasance under clause (ii), the obligations under the Indenture (other than the covenants that are the subject of such covenant defeasance) and the Events of Default (other than the Event of Default specified above) shall remain in full force and effect. Such trust may only be established if, among other things, (i)(a) with respect to defeasance, the Company has received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in applicable federal income tax law which in the opinion of counsel provides that holders of the Notes will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same time as would have been the case if such deposit, defeasance and discharge had not occurred, or (b) with respect to covenant defeasance, the Company has delivered to the Trustee an opinion of counsel to the effect that holders of the Notes will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same time as would have been the case if such deposit and covenant defeasance had not occurred; (ii) no Default or Event of Default shall have occurred and be continuing (and no Default or Event of Default specified in clause (viii) or (ix) of the first paragraph under "Events of Default" shall have occurred at any time during the period ending on the 91st day after the date of such deposit in trust); (iii) the Company has delivered to the Trustee an opinion of counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940; and (iv) certain other customary conditions precedent shall have been satisfied.

Transfer and Exchange

        The registered holder of a Note will be treated as the owner of it for all purposes. A holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a holder to pay any taxes and fees required by law or permitted by the Indenture. Neither the Company nor the Registrar shall be required to issue, register the transfer of or exchange any Note (i) during a period beginning at the opening of business on the day that the Trustee receives notice of any redemption from the Company and ending at the close of business on the day the notice of redemption is sent to holders, (ii) selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part may be transferred or exchanged, and (iii) during a Change of Control Offer or an Asset Sale Offer if such Note is tendered pursuant to such Change of Control Offer or Asset Sale Offer and not withdrawn.

Amendment, Supplement and Waiver

        Except as provided in the next two paragraphs, the Indenture or the Notes may be amended or supplemented with the written consent of the holders of at least a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes), and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

        Without the consent of each holder affected, an amendment or waiver shall not: (i) reduce the principal amount of the Notes whose holders must consent to an amendment, supplement or waiver; (ii) reduce the principal of or change the fixed maturity of any Note, or alter the provisions with respect to the redemption of the Notes in a manner adverse to the holders of the Notes; (iii) reduce the rate of or change the time for payment of interest on any Note; (iv) waive a Default or Event of Default in the payment of principal of, premium, if any, or interest on the Notes (except that holders of at least a majority in aggregate principal amount of the then outstanding Notes may (a) rescind an acceleration of the Notes that resulted from a non-payment default, and (b) waive the payment default that resulted from such acceleration); (v) make any Note payable in money other than that stated in the Notes; (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of, or premium, if any, or interest on the Notes; (vii) waive a redemption payment with respect to any Note; (viii) make any change in the foregoing amendment and waiver provisions; or (ix) release any Liens created by the Escrow Agreement except in accordance with the terms of the Escrow Agreement.

        Notwithstanding the foregoing, without the consent of any holder of Notes, the Company and the Trustee may amend or supplement the Indenture or the Notes (i) to cure any ambiguity, defect or inconsistency, (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes, (iii) to provide for the assumption of the Company's obligations to holders of the Notes in the event of any Disposition involving the Company in which the Company is not the Surviving Person, (iv) to make any change that would provide any additional rights or benefits to the holders of the Notes or that does not adversely affect the interests of any such holder, or (v) to comply with requirements of the Securities and Exchange Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

The Trustee

        In the event that the Trustee becomes a creditor of the Company, the Indenture contains certain limitations on the rights of the Trustee to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee, or resign.

        The holders of a majority in aggregate principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that, in case an Event of Default has occurred and has not been cured, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. The Trustee will be under no obligations to exercise any of its rights or powers under the Indenture at the request of any holder of Notes unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Certain Definitions

        Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for the definition of all other terms used in the Indenture.

        "Acquired Debt" means, with respect to any specified Person, Indebtedness of any other Person (the "Acquired Person") existing at the time the Acquired Person merges with or into, or becomes a Subsidiary of, such specified Person, including Indebtedness incurred in connection with, or in contemplation of, the Acquired Person merging with or into, or becoming a Subsidiary of, such specified Person.

        "Additional Assets" means any property or assets (other than Indebtedness) used or useful in the television or broadcast business, including all of the Capital Stock of an entity owning such property or assets.

        "Additional Guarantee" means any guarantee of the Company's obligations under the Indenture and the Senior Notes issued after the Issue Date as described in "—Covenants—Limitation on Guarantees of Company Indebtedness by Restricted Subsidiaries."

        "Additional Guarantor" means any Subsidiary of the Company that guarantees the Company's obligations under the Indenture and the Senior Notes after the Issue Date as described in "—Covenants—Limitations on Guarantees of Company Indebtedness by Restricted Subsidiaries" and "—Covenants—Future Subsidiary Guarantors."

        "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") of any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

        "Asset Sale" means (i) any sale, lease, conveyance or other disposition by the Company or any Restricted Subsidiary of any assets (including by way of a sale-and-leaseback) other than in the ordinary course of business (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company shall not be an "Asset Sale" but instead shall be governed by the provisions of the Indenture described under "Merger, Consolidation and Sale of Assets"), or (ii) the issuance or sale of Capital Stock of any Restricted Subsidiary, in each case, whether in a single transaction or a series of related transactions, to any Person (other than to the Company or a Wholly-Owned Restricted Subsidiary) for Net Proceeds in excess of $1,000,000.

        "Bankruptcy Law" means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors, or any amendment to, succession to or change in any such law.

        "Capital Lease Obligation" of any Person means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease for property leased by such Person that would at such time be required to be capitalized on the balance sheet of such Person in accordance with GAAP.

        "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person, including any Preferred Stock.

        "Cash Equivalents" means (i) securities with maturities of one year or less from the date of acquisition issued, fully guaranteed or insured by the United States Government or any agency thereof, (ii) certificates of deposit, time deposits, overnight bank deposits, bankers' acceptances and repurchase agreements issued by a Qualified Issuer having maturities of 270 days or less from the date of acquisition, (iii) commercial paper of an issuer rated at least A-2 by Standard & Poor's Corporation or P-2 by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments, and having maturities of 270 days or less from the date of acquisition, and (iv) money market accounts or funds with or issued by Qualified Issuers.

        "Change of Control" means the occurrence of either of the following events: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 30% of the total outstanding Voting Stock of the Company; provided that the Permitted Holders "beneficially own" (as so defined) a lesser percentage of such Voting Stock than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board of Directors, or whose nomination for election by the stockholders of the Company, was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Directors then in office.

        "Company" means Young Broadcasting Inc., a Delaware corporation, unless and until a successor replaces it in accordance with the Indenture and thereafter means such successor.

        "Consolidated Interest Expense" means, with respect to any period, the sum of (i) the interest expense of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied, including, without limitation, (a) amortization of debt discount, (b) the net payments, if any, under interest rate contracts (including amortization of discounts), (c) the interest portion of any deferred payment obligation and (d) accrued interest, plus (ii) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company during such period, and all capitalized interest of the Company and its Restricted Subsidiaries, in each case as determined on a consolidated basis in accordance with GAAP consistently applied.

        "Consolidated Net Income" means, with respect to any period, the net income (or loss) of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication, (i) all extraordinary gains but not losses (less all fees and expenses relating thereto), (ii) the portion of net income (or loss) of the Company and its Restricted Subsidiaries allocable to interests in unconsolidated Persons or Unrestricted Subsidiaries, except to the extent of the amount of dividends or distributions actually paid to the Company or its

Restricted Subsidiaries by such other Person during such period, (iii) net income (or loss) of any Person combined with the Company or any of its Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (iv) net gain but not losses (less all fees and expenses relating thereto) in respect of dispositions of assets (including, without limitation, pursuant to sale and leaseback transactions) other than in the ordinary course of business, or (v) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income to the Company is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders.

        "Consolidated Net Worth" means, with respect to any Person on any date, the equity of the common and preferred stockholders of such Person and its Restricted Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP consistently applied.

        "Credit Agreement" means the $600 million Credit Agreement dated as of June 26, 2000 between the Company, the banks listed therein, Bankers Trust Company as Administrative Agent and the other parties thereto and the $200 million Second Amended and Restated Credit Agreement dated as of June 26, 2000 between the Company, the banks listed therein, Bankers Trust Company as Administrative Agent and Issuing Bank as each of the same may be amended, modified, renewed, refunded, replaced or refinanced from time to time, including (i) any related notes, letters of credit, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time, and (ii) any notes, guarantees, collateral documents, instruments and agreements executed in connection with any such amendment, modification, renewal, refunding, replacement or refinancing.

        "Cumulative Consolidated Interest Expense" means, as of any date of determination, Consolidated Interest Expense from October 1, 1994 to the end of the Company's most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

        "Cumulative Operating Cash Flow" means, as of any date of determination, Operating Cash Flow from October 1, 1994 to the end of the Company's most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

        "Debt to Operating Cash Flow Ratio" means, with respect to any date of determination, the ratio of (i) the aggregate principal amount of all outstanding Indebtedness of the Company and its Restricted Subsidiaries as of such date on a consolidated basis, plus the aggregate liquidation preference or redemption amount of all Disqualified Stock of the Company and its Restricted Subsidiaries (excluding any such Disqualified Stock held by the Company or its Wholly Owned Restricted Subsidiaries), to (ii) Operating Cash Flow of the Company and its Restricted Subsidiaries on a consolidated basis for the four most recent full fiscal quarters ending on or immediately prior to such date, determined on a pro forma basis after giving pro forma effect to (i) the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, at the beginning of such four-quarter period; (ii) the incurrence, repayment or retirement of any other Indebtedness by the Company and its Restricted Subsidiaries since the first day of such four-quarter period as if such Indebtedness was incurred, repaid or retired at the beginning of such four-quarter period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average balance of such Indebtedness at the end of each month during such four-quarter period); (iii) in the case of Acquired Debt, the related acquisition as if such acquisition had occurred at the beginning of such four-quarter period; and (iv) any acquisition or disposition by the Company and its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, or any related repayment of Indebtedness, in each case since the first day of such four-quarter period, assuming such acquisition or disposition had been consummated on the first day of such four-quarter period.

        "Default" means any event that is, or after the giving of notice or passage of time or both would be, an Event of Default.

        "Disposition" means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person's assets.

        "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than upon a change of control of the Company in circumstances where the holders of the Senior Notes would have similar rights), in whole or in part on or prior to the stated maturity of the Senior Notes.

        "Dollars" and "$" means lawful money of the United States of America.

        "Escrow Agent" means First Union National Bank, as Escrow Agent under the Escrow Agreement, or any successor thereto appointed pursuant to such Agreement.

        "Escrow Agreement" means the Escrow Agreement dated as of the date of the Indenture, by and among the Escrow Agent, the Trustee and the Company, governing the disbursement of funds in the Escrow Account.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Existing Subordinated Notes" means each of the Company's 8 3/4% Senior Subordinated Notes due 2007, 9% Senior Subordinated Notes due 2006 and 10% Senior Subordinated Notes due 2011.

        "Existing Subordinated Notes Indentures" means the indentures governing the Existing Subordinated Notes.

        "Film Contracts" means contracts with suppliers that convey the right to broadcast specified films, videotape motion pictures, syndicated television programs or sports or other programming.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

        "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

        "Indebtedness" means, with respect to any Person, without duplication, and whether or not contingent, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services or which is evidenced by a note, bond, debenture or similar instrument, (ii) all Capital Lease Obligations of such Person, (iii) all obligations of such Person in respect of letters of credit or bankers' acceptances issued or created for the account of such Person, (iv) all Interest Rate Agreement Obligations of such Person, (v) all liabilities secured by any Lien on any property owned by such Person even if such Person has not assumed or otherwise become liable for the payment thereof to the extent of the value of the property subject to such Lien, (vi) all obligations to purchase, redeem, retire, or otherwise acquire for value any Capital Stock of such Person, or any warrants, rights or options to acquire such Capital Stock, now or hereafter outstanding, (vii) to the extent not included in (vi), all Disqualified Stock issued by such Person, valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends thereon, and (viii) to the extent not otherwise included, any guarantee by such Person of any other Person's indebtedness or other obligations described in clauses (i) through (vii) above. "Indebtedness" of the Company and the Restricted Subsidiaries shall not include current trade payables incurred in the ordinary course of business and payable in accordance with customary practices, and non-interest bearing installment obligations and accrued liabilities incurred in the ordinary course of business which are not more than 90 days past due. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by the fair market value of, such Disqualified Stock, such fair market value is to be determined in good faith by the board of directors of the issuer of such Disqualified Stock.

        "Independent Director" means a director of the Company other than a director (i) who (apart from being a director of the Company or any Subsidiary) is an employee, associate or Affiliate of the Company or a Subsidiary or has held any such position during the previous five years, or (ii) who is a director, employee, associate or Affiliate of another party to the transaction in question.

        "Initial Guarantees" means the guarantees of the Company's obligations under the Indenture and the Senior Notes by the Initial Guarantors.

        "Initial Guarantors" means (i) Young Broadcasting of Albany, Inc., a Delaware corporation, (ii) Young Broadcasting of Lansing, Inc., a Michigan corporation, (iii) Winnebago Television Corporation, an Illinois corporation, (iv) Young Broadcasting of Nashville, Inc., a Delaware corporation, (v) YBT, Inc., a Delaware corporation, (vi) WKRN, G.P., a Delaware general partnership, (vii) Young Broadcasting of Louisiana, Inc., a Delaware corporation, (viii) LAT, Inc., a Delaware corporation, (ix) KLFY, L.P., a Delaware limited partnership, (x) Young Broadcasting of Richmond, Inc., a Delaware corporation, (xi) Young Broadcasting of Green Bay, Inc., a Delaware corporation, (xii) Young Broadcasting of Knoxville, Inc., a Delaware corporation, (xiii) WATE, G.P., a Delaware general partnership, (xiv) YBK, Inc., a Delaware corporation, (xv) Young Broadcasting of Davenport, Inc., a Delaware corporation, (xvi) Young Broadcasting of Sioux Falls, Inc., a Delaware corporation, (xvii) Young Broadcasting of Rapid City, Inc., a Delaware corporation, (xviii) Young Broadcasting of Los Angeles, Inc., a Delaware corporation, (xix) Young Broadcasting of San Francisco, Inc., a Delaware corporation, (xx) Honey Bucket Films, Inc., a Delaware corporation, (xxi) Adam Young Inc., a Delaware corporation, and (xxii) Fidelity Television, Inc., a California corporation.

        "Interest Rate Agreement Obligations" means, with respect to any Person, the Obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

        "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates of such Person) in the form of loans, Guarantees, advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Capital Stock or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

        "Issue Date" means the date of original issuance of the Senior Notes.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any asset and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

        "Net Proceeds" means, with respect to any Asset Sale by any Person, the aggregate cash proceeds received by such Person and/or its Affiliates in respect of such Asset Sale, which amount is equal to the excess, if any, of (i) the cash received by such Person and/or its Affiliates (including any cash payments received by way of deferred payment pursuant to, or monetization of, a note or installment receivable or otherwise, but only as and when received) in connection with such Asset Sale, over (ii) the sum of (a) the amount of any Indebtedness that is secured by such asset and which is required to be repaid by such Person in connection with such Asset Sale, plus (b) all fees, commissions and other expenses incurred by such Person in connection with such Asset Sale, plus (c) provision for taxes, including income taxes, attributable to the Asset Sale or attributable to required prepayments or repayments of Indebtedness with the proceeds of such Asset Sale, plus (d) a reasonable reserve for the after-tax cost of any indemnification payments (fixed or contingent) attributable to seller's indemnities to purchaser in respect of such Asset Sale undertaken by the Company or any of its Restricted Subsidiaries in connection with such Asset Sale plus (e) if such Person is a Restricted Subsidiary, any dividends or distributions payable to holders of minority interests in such Restricted Subsidiary from the proceeds of such Asset Sale.

        "Obligations" means any principal, interest (including, without limitation, Post-Petition Interest), penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

        "Operating Cash Flow" means, with respect to any period, the Consolidated Net Income of the Company and its Restricted Subsidiaries for such period, plus (i) extraordinary net losses and net losses realized on any sale of assets during such period, to the extent such losses were deducted in computing Consolidated Net Income, plus (ii) provision for taxes based on income or profits, to the extent such provision for taxes was included in computing such Consolidated Net Income, and any provision for taxes utilized in computing the net losses under clause (i) hereof, plus (iii) Consolidated Interest Expense of the Company and its Restricted Subsidiaries for such period, plus (iv) depreciation, amortization and all other non-cash charges, to the extent such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income (including amortization of goodwill and other intangibles, including Film Contracts and write-downs of Film Contracts), minus (v) any cash payments contractually required to be made with respect to Film Contracts (to the extent not previously included in computing such Consolidated Net Income).

        "Permitted Holders" means (i) any of Adam Young or Vincent Young; (ii) the spouse, ancestors, siblings, descendants (including children or grandchildren by adoption) of any such siblings or the spouse of any of the Persons described in clause (i); (iii) in the event of the incompetence or death of any of the Persons described in clauses (i) and (ii), such Person's estate, executor, administrator, committee or other personal representative, in each case who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Company; (iv) any trusts created for the benefit of the Persons described in clause (i), (ii) or (iii) or any trust for the benefit of any such trust; or (v) any Person controlled by any of the Persons described in clause (i), (ii), (iii) or (iv). For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or by contract or otherwise.

        "Permitted Investments" means (i) any Investment in the Company or any Wholly Owned Restricted Subsidiary; (ii) any Investments in Cash Equivalents; (iii) any Investment in a Person (an "Acquired Person") if, as a result of such Investment, (a) the Acquired Person becomes a Wholly Owned Restricted Subsidiary of the Company, or (b) the Acquired Person either (1) is merged, consolidated or amalgamated with or into the Company or one of its Wholly Owned Restricted Subsidiaries and the Company or such Wholly Owned Restricted Subsidiary is the Surviving Person, or (2) transfers or conveys substantially all of its assets to, or is liquidated into, the Company or one of its Wholly Owned Restricted Subsidiaries; (iv) Investments in accounts and notes receivable acquired in the ordinary course of business; (v) notes from employees issued to the Company representing (x) loans for the payment of the exercise price of options to purchase Capital Stock of the Company or (y) loans to satisfy federal income tax withholding requirements relating to the issuance of Capital Stock of the Company pursuant to the Company's Incentive Stock Grant Program, in an aggregate amount not to exceed $2,000,000 outstanding at any one time; (vi) any securities received in connection with an Asset Sale that complies with the covenant described under "—Covenants—Limitations on Asset Sales"; (vii) any Investment represented by the Company's obligations to Nationwide Communications Inc. pursuant to the Acquisition Agreement; (viii) Interest Rate Agreement Obligations permitted pursuant to the second paragraph of the covenant described under "—Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock"; (ix) any Guarantee issued by any Subsidiary of the Company in respect of Indebtedness under the Credit Agreement and any Subsidiary Guarantee; and (x) any other Investments that do not exceed $15,000,000 in amount in the aggregate at any one time outstanding.

        "Permitted Liens" means (i) Liens on assets or property of the Company or any Restricted Subsidiary that secure Indebtedness of the Company or any Restricted Subsidiary under the Credit Agreement, in each case in which such Indebtedness is permitted under the provisions of the covenant described under "—Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock" and provided that the provisions described under "—Covenants—Limitations on Guarantees of Company Indebtedness by Restricted Subsidiaries" are complied with; (ii) Liens securing Indebtedness of a Person existing at the time that such Person is merged into or consolidated with the Company or a Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of such Person; (iii) Liens on property acquired by the Company or a Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any other property; (iv) Liens arising from Capital Lease Obligations permitted under the Indenture; (v) Liens arising from Purchase Money Indebtedness permitted under the Indenture; (vi) Liens in respect of Interest Rate Agreement Obligations permitted under the Indenture; (vii) Liens in favor of the Company or any Restricted Subsidiary; (viii) Liens incurred, or pledges and deposits in connection with, workers' compensation, unemployment insurance and other social security benefits, and leases, appeal bonds and other obligations of like nature incurred by the Company or any Restricted Subsidiary in the ordinary course of business; (ix) Liens imposed by law, including, without limitation, mechanics', carriers', warehousemen's, materialmen's, suppliers' and vendors' Liens, incurred by the Company or any Restricted Subsidiary in the ordinary course of business; (x) Liens for ad valorem, income or property taxes or assessments and similar charges which either are not delinquent or are being contested in good faith by appropriate proceedings for which the Company has set aside on its books reserves to the extent required by GAAP; and (xi) Liens created by the Escrow Agreement.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Capital Stock of any other class of such Person.

        "Public Equity Offering" means an underwritten public offering of Capital Stock (other than Disqualified Stock) of the Company, pursuant to an effective registration statement filed under the Securities Act, the net proceeds of which to the Company (after deducting any underwriting discounts and commissions) exceed $25,000,000.

        "Purchase Money Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries incurred in connection with the purchase of property or assets for the business of the Company and its Restricted Subsidiaries.

        "Qualified Issuer" means (A) any lender that is a party to the Credit Agreement; and (B) any commercial bank (i) which has capital and surplus in excess of $100,000,000, and (ii) the outstanding short-term debt securities of which are rated at least A-2 by Standard & Poor's Corporation or at least P-2 by Moody's Investors Service, Inc., or carry an equivalent rating by nationally recognized rating agency if both the two named rating agencies cease publishing ratings of investments.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Payment" means (i) any dividend or other distribution declared or paid on any Capital Stock of the Company or any of its Restricted Subsidiaries (other than dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) of the Company or such Restricted Subsidiary or dividends or distributions payable to the Company or any Wholly Owned Restricted Subsidiary); (ii) any payment to purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any Restricted Subsidiary or other Affiliate of the Company (other than any Capital Stock owned by the Company or any Wholly Owned Restricted Subsidiary); (iii) any payment to purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated in right of payment to the Senior Notes other than (A) any payment to purchase, redeem, defease or otherwise acquire or retire the Company's 9% Senior Subordinated Notes due 2006 at any time or the other Existing Subordinated Notes in accordance with the Existing Subordinated Notes Indentures in connection with an excess asset sale proceeds offer or change of control offer after complying with the covenants described under "—Covenants—Limitation on Asset Sales" and "—Covenants—Change of Control" and (B) a purchase, redemption, defeasance or other acquisition or retirement for value that is paid for with the proceeds of Refinancing Indebtedness that is permitted under the covenant described under "—Covenants—Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock"; or (iv) any Restricted Investment. Notwithstanding the foregoing, a "Restricted Payment" shall not include the repurchase of the Company's DEF Preferred Stock (as defined in the Company's Prospectus dated November 7, 1994 relating to the November 1994 Notes (the "Prospectus")) and related warrants pursuant to the Financing Plan as described in the Prospectus.

        "Restricted Subsidiary" means each direct or indirect Subsidiary of the Company other than an Unrestricted Subsidiary.

        "Senior Bank Debt" means (i) the Indebtedness outstanding or arising under the Credit Agreement up to a maximum principal amount of $250,000,000, less any required repayments which result in a permanent reduction in the commitments thereunder, (ii) all Obligations incurred by or owing to the holders of such Indebtedness outstanding or arising under the Credit Agreement (including, but not limited to, all fees and expenses of counsel and all other charges, fees and expenses), and (iii) all

Interest Rate Agreement Obligations arising pursuant to the Interest Rate and Currency Exchange Agreement dated as of June 30, 1989 between the Company and Morgan Guaranty Trust Company of New York (or its assigns), any schedule thereto or any confirmation of an interest rate swap transaction thereunder, as the same may be amended or modified from time to time.

        "Subordinated Indebtedness" means any Indebtedness of the Company or a Subsidiary Guarantor that is subordinated or junior in right of payment to the Senior Notes or the Subsidiary Guarantee, as the case may be.

        "Subsidiary" of any Person means (i) any corporation more than 50% of the outstanding Voting Stock of which is owned or controlled, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries thereof, or (ii) any limited partnership of which such Person or any Subsidiary of such Person is a general partner, or (iii) any other Person (other than a corporation or limited partnership) in which such Person, or one or more other Subsidiaries of such Person, or such Person and one or more other Subsidiaries thereof, directly or indirectly, has more than 50% of the outstanding partnership or similar interests or has the power, by contract or otherwise, to direct or cause the direction of the policies, management and affairs thereof.

        "Subsidiary Guarantees" means the Initial Guarantees and any Additional Guarantees.

        "Subsidiary Guarantors" means the Initial Guarantors and any Additional Guarantors.

        "Surviving Person" means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

        "Television Stations" means the Television Stations presently known as WKRN-TV, Nashville, Tennessee, WTEN-TV, Albany, New York, WLNS-TV, Lansing, Michigan, KLFY-TV, Lafayette, Louisiana, WTVO-TV, Rockford, Illinois, WRIC-TV, Richmond, Virginia, WATE-TV, Knoxville, Tennessee, WBAY-TV, Green Bay, Wisconsin, KWQC-TV, Davenport, Iowa, KELO-TV, Sioux Falls, South Dakota, KRON-TV, San Francisco, California, and KCAL-TV, Los Angeles, California.

        "Unrestricted Subsidiary" means any Subsidiary of the Company designated as an Unrestricted Subsidiary by the Board of Directors of the Company; provided that (i) if such Subsidiary is formed or created by the Company, such Subsidiary (a) is designated as an Unrestricted Subsidiary prior to such formation or creation, (b) has total assets at the time of such formation or creation with a fair market value not exceeding $1,000, and (c) does not own any Capital Stock of the Company or any Restricted Subsidiary, (ii) if such Subsidiary is acquired by the Company, such Subsidiary is designated as an Unrestricted Subsidiary prior to the consummation of such acquisition, (iii) no portion of any Indebtedness or any other obligation (contingent or otherwise) of such Subsidiary (a) is guaranteed by, or is otherwise the subject of credit support provided by the Company or any of its Restricted Subsidiaries, (b) is recourse to or obligates the Company or any of its Restricted Subsidiaries in any way, or (c) subjects any property or asset of the Company or any of its Restricted Subsidiaries directly or indirectly, contingently or otherwise, to the satisfaction of such Indebtedness or other obligation, (iv) neither the Company nor any of its Restricted Subsidiaries has any contract, agreement, arrangement or understanding with such Subsidiary other than on terms as favorable to the Company or such Restricted Subsidiary as those that might be obtained at the time from Persons that are not Affiliates of the Company, and (v) neither the Company nor any of its Restricted Subsidiaries has any obligation (a) to subscribe for additional shares of Capital Stock of such Subsidiary, or (b) to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Company's Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Company's Board of Directors giving effect to such designation and a certificate stating that such designation complies with the foregoing conditions. Notwithstanding the foregoing or any other provision of the Indenture to the contrary, no assets of the Television Stations may be held at any time by any Unrestricted Subsidiary, other than assets transferred to Unrestricted Subsidiaries that in the aggregate are not material to such broadcasting operations. In the event of any Disposition involving the Company in which the Company is not the Surviving Person, the Board of Directors of the Surviving Person may (x) prior to such Disposition, designate any of its Subsidiaries, and any of the Company's Subsidiaries being acquired pursuant to such Disposition that are not Restricted Subsidiaries, as Unrestricted Subsidiaries, and (y) after such Disposition, designate any of its direct or indirect Subsidiaries as an Unrestricted Subsidiary under the same conditions and in the same manner as the Company under the terms of the Indenture.

        "Voting Stock" of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment at final maturity, in respect thereof, with (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding aggregate principal amount of such Indebtedness.

        "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary with respect to which all of the outstanding voting securities (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Company or a Surviving Person of any Disposition involving the Company, as the case may be.

BOOK-ENTRY, DELIVERY AND FORM

        Principal and interest payments on global securities registered in the name of DTC's nominee will be made in immediate available funds to DTC's nominee as the registered owner of the global securities. We and the trustee will treat DTC's nominee as the owner of the global securities for all other purposes as well. Accordingly, we, the trustee, any paying agent and the initial purchaser will have no direct responsibility or liability for any aspect of the records relating to payments made on account of beneficial interests in the global securities or for maintaining, supervising or reviewing any records relating to these beneficial interests. It is DTC's current practice, upon receipt of any payment of principal or interest, to credit direct participants' accounts on the payment date according to their respective holdings of beneficial interests in the global securities. These payments will be the responsibility of the direct and indirect participants and not of DTC, the trustee or us.

        So long as DTC or its nominee is the registered owner or holder of the global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global security for the purposes of:

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  receiving payment on the notes;

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  receiving notices; and

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  for all other purposes under the Indenture and the notes.

        Beneficial interests in the notes will be evidenced only by, and transfers of the notes will be effected only through, records maintained by DTC and its participants.

        Except as described below, owners of beneficial interests in a global security will not be entitled to receive physical delivery of certificated notes in definitive form and will not be considered the holders of the global security for any purposes under the Indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC. And, if that person is not a participant, the person must rely on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the Indenture. Under existing industry practices, if we request any action of holders or an owner of a beneficial interest in a global security desires to take any action under the Indenture, DTC would authorize the participants holding the relevant beneficial interest to take that action. The participants then would authorize beneficial owners owning through the participants to take the action or would otherwise act upon the instructions of beneficial owners owning through them.

        DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account with DTC interests in the global security are credited. Further, DTC will take action only as to the portion of the aggregate principal amount at maturity of the notes as to which the participant or participants has or have given the direction.

        Although DTC, the Euroclear System ("Euroclear") and Clearstream Banking, S.A. of Luxembourg ("Clearstream") have agreed to the procedures described above in order to facilitate transfers of interests in global securities among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform these procedures, and the procedures may be discontinued at any time. None of us, the trustee, any agent of the initial purchaser or ours will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

        DTC has provided the following information to us. DTC is a:

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  limited-purpose trust company organized under the New York Banking Law;

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  a banking organization within the meaning of the New York Banking Law;

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  a member of the U.S. Federal Reserve System;

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  a clearing corporation within the meaning of the New York Uniform Commercial Code; and

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  a clearing agency registered under the provisions of Section 17A of the Securities Exchange Act.

Certificated Notes

        Notes represented by a global security are exchangeable for certificated notes only if:

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  DTC notifies us that it is unwilling or unable to continue as depository or if DTC ceases to be a registered clearing agency, and a successor depository is not appointed by us within 90 days;

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  determine not to require all of the notes to be represented by a global security and notifies the trustee of their decision; or

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  an event of default or an event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default relating to the notes represented by the global security has occurred and is continuing.

        Any global security that is exchangeable for certificated notes in accordance with the preceding sentence will be transferred to, and registered and exchanged for, certificated notes in authorized denominations and registered in the names as DTC or its nominee may direct. However, a global security is only exchangeable for a global security of like denomination to be registered in the name of DTC or its nominee. If a global security becomes exchangeable for certificated notes:

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  certificated notes will be issued only in fully registered form in denominations of $1,000 or integral multiples of $1,000;

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  payment of principal, premium, if any, and interest on the certificated notes will be payable, and the transfer of the certificated notes will be registrable, at the office or agency we maintain for these purposes; and

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  no service charge will be made for any issuance of the certificated notes, although the issuers may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection with the issuance.

        Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

        Subject to compliance with the transfer restrictions applicable to the notes, cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparts in such system in accordance with the rules and procedures and within the established deadlines, Brussels time, of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global notes in DTC, and making or receiving payment in accordance with normal procedures for same- day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global note from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day, which must be a business day for Euroclear and Clearstream, immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interest in a global security by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

EXCHANGE OFFER

Registration Rights Agreement

        The initial notes were originally issued on December 23, 2003 to Wachovia Capital Markets, LLC and Deutsche Bank Securities Inc., pursuant to a purchase agreement dated December 12, 2003. The initial purchasers subsequently resold the notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States in accordance with Regulation S under the Securities Act. We are parties to a registration rights agreement with the initial purchasers entered into as a condition to the closing under the purchase agreement. Pursuant to the registration rights agreement, we agreed, for the benefit of the holders of the initial notes, at our cost to:

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  file an exchange offer registration statement on or before March 22, 2004 with the Securities and Exchange Commission with respect to the exchange offer for the notes; and

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  use our best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act by the later of

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  June 18, 2004 and

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  60 days after the resolution of the currently pending questions raised by the SEC regarding accounting matters, including the accounting for certain intangible assets (including network affiliation agreements).

        Upon the exchange offer registration statement being declared effective, we will offer the exchange notes in exchange for surrender of the initial notes. We will keep the exchange offer open for not less than 20 business days, or longer if required by applicable law, after the date on which notice of the exchange offer is mailed to the holders of the initial notes, and consummate the exchange offer on or prior to the 60th day following the date the registration statement is declared effective. For each initial note surrendered to us pursuant to the exchange offer, the holder of such initial note will receive an exchange note having a principal amount equal to that of the surrendered initial note and a related guarantee.

        Under existing interpretations of the staff of the Securities and Exchange Commission contained in several no-action letters to third parties, we believe that the exchange notes and the related guarantees will in general be freely tradeable after the exchange offer without further registration under the Securities Act. However, any purchaser of initial notes who is an "affiliate" of ours or any of our subsidiary guarantors or who intends to participate in the exchange offer for the purpose of distributing the exchange notes:

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  will not be able to rely on these interpretations of the staff of the Securities and Exchange Commission;

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  will not be able to tender its initial notes in the exchange offer; and

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  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the initial notes, unless such sale or transfer is made pursuant to an exemption from such requirements.

        As contemplated by these no-action letters and the registration rights agreement, each holder accepting the exchange offer is required to represent to us in the letter of transmittal that:

  •
  neither the holder nor any such other person is an "affiliate" of ours or any of our subsidiary guarantors within the meaning of Rule 405 under the Securities Act;

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  the holder or any such other person is not engaged in, does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the exchange notes; and

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  it is acquiring the exchange notes in the ordinary course of business.

        Each holder participating in the exchange offer for the purpose of distributing the exchange notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes and cannot rely on those no-action letters.

        For a description of the procedures for resales by broker-dealers, see "Plan of Distribution."

Shelf Registration Statement

        If applicable interpretations of the Commission do not permit us and our subsidiary guarantors to effect the exchange of the initial notes for the exchange notes, or, under certain other circumstances, including if for any other reason the exchange offer is not consummated by August 19, 2004, we will:

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  as promptly as reasonably practicable, file a shelf registration statement covering resales of the initial notes;

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  use our best efforts to cause the shelf registration statement to be declared effective under the Securities Act; and

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  use our best efforts to keep effective the shelf registration statement until the earlier of two years after its effective date and such time as all of the applicable initial notes have been sold under such registration statement.

        We will, in the event of the filing of the shelf registration statement:

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  provide to each holder of the initial notes copies of the prospectus which is a part of the shelf registration statement;

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  notify each such holder when the shelf registration statement has become effective; and

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  take certain other actions as are required to permit unrestricted resales of the initial notes and the related guarantees.

        A holder that sells its initial notes pursuant to the shelf registration statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement which are applicable to such a holder, including certain indemnification obligations.

        We are required to pay as liquidated damages upon the following occurrences, the following additional interest with respect to the initial notes:

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  If the exchange offer registration statement or the shelf registration statement is not filed by March 22, 2004, additional interest shall accrue on the initial notes over and above the stated interest at a rate of 0.50% per annum for the first 90 days immediately following such date, such additional interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90 day period.

  •
  If the exchange offer registration statement or the shelf registration statement is not declared effective on or prior to June 18, 2004, then, commencing on the day after such date, additional interest shall accrue on the initial notes over and above the stated interest at a rate of 0.50%

    per annum for the first 90 days immediately following such date, such additional interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90 day period.

  •
  If (i) we have not exchanged the initial notes for all exchange notes validly tendered in accordance with the terms of the exchange offer on or prior to 60 days after the date on which the registration statement was declared effective or (ii) if applicable, a shelf registration statement has been declared effective and such shelf registration statement ceases to be effective at any time prior to the third anniversary of its effective date, unless all the initial notes have been sold thereunder, then additional interest shall accrue on the initial notes over and above the stated interest at a rate of 0.50% per annum for the first 90 days commencing on (x) the 61st day after such effective date, in the case of (i) above, or (y) the day such shelf registration statement ceases to be effective in the case of (ii) above, such additional interest rate increasing by an additional .25% per annum at the beginning of each subsequent 90-day period.

        The additional interest rates described above may not exceed in the aggregate 1.0% per annum; and provided that (1) upon the filing of the exchange offer registration statement or a shelf registration statement in the case of the first bulleted paragraph above, (2) upon the effectiveness of the exchange offer registration statement or a shelf registration statement in the case of the second bulleted paragraph above, or (3) upon the exchange of exchange notes for all initial notes tendered in the case of clause (i) of the third bulleted paragraph above, or upon the effectiveness of the shelf registration statement which has ceased to remain effective in the case of clause (ii) of the third bulleted paragraph above, additional interest on the initial notes as a result of such paragraph or clause, as the case may be, shall cease to accrue.

        Any amounts of additional interest due will be payable in cash, on the same original interest payment dates as the initial notes. The amount of additional interest will be determined by multiplying the applicable interest rate by the principal amount of the initial notes multiplied by a fraction, the numerator of which is the number of days such additional interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30- day months), and the denominator of which is 360.

        This summary of certain provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by, all the provisions of the registration rights agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part.

        Following consummation of the exchange offer, holders of initial notes who are eligible to participate in the exchange offer but who do not tender their initial notes will not have any additional registration rights and such initial notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such initial notes could be adversely affected.

Expiration Date; Extensions; Amendments; Termination

        The exchange offer will expire at 5:00 p.m., New York City time, on                        , 2004, unless we extend it in our reasonable discretion. The expiration date of the exchange offer will be at least 30 days after we mail notice of the exchange offer to holders as provided in Rule 14e-1(a) under the Securities Exchange Act of 1934 and the registration rights agreement.

        To extend the expiration date, we will need to notify the exchange agent of any extension by oral, promptly confirmed in writing, or written notice. We will also need to notify the holders of the initial notes by mailing an announcement or by means of a press release or other public announcement communicated, unless otherwise required by applicable law or regulation, before 9:00 A.M., New York City time, on the next business day after the previously scheduled expiration date.

        We expressly reserve the right:

  •
  to delay acceptance of any initial notes, to extend the exchange offer or to terminate the exchange offer and not permit acceptance of initial notes not previously accepted if any of the conditions described below under "—Conditions to the Exchange Offer" have occurred and have not been waived by us, if permitted to be waived, by giving oral or written notice of the delay, extension or termination to the exchange agent; or

  •
  to amend the terms of the exchange offer in any manner.

        If we amend the exchange offer in a manner determined by us to constitute a material change, we will promptly disclose the amendment in a manner reasonably calculated to inform the holders of the initial notes of the amendment including providing public announcement, or giving oral or written notice to the holders of the initial notes. A material change in the terms of the exchange offer could include a change in the timing of the exchange offer, a change in the exchange agent and other similar changes in the terms of the exchange offer. If any material change is made to the terms of the exchange offer, we will disclose the change by means of a post-effective amendment to the registration statement of which this prospectus is a part and will distribute an amended or supplemented prospectus to each registered holder of initial notes. In addition, we will also extend the exchange offer for an additional five to ten business days as required by the Securities Exchange Act, depending on the significance of the amendment, if the exchange offer would otherwise expire during that period. Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral, promptly confirmed in writing, or written notice to the exchange agent.

Procedures for Tendering Initial Notes

        To tender your initial notes in this exchange offer, you must use one of the three alternative procedures described below:

Regular Delivery Procedure:	Complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal. Have the signatures on the letter of transmittal guaranteed if required by the letter of transmittal. Mail or otherwise deliver the letter of transmittal or the facsimile, together with the certificates representing your initial notes being tendered and any other required documents, to the exchange agent on or before 5:00 p.m., New York City time, on the expiration date.
Book-entry Delivery Procedure:
Send a timely confirmation of a book- entry transfer of your initial notes, if this procedure is available, into the exchange agent's account at The Depository Trust Company ("DTC") as contemplated by the procedures for book-entry transfer described under " — Book-Entry Delivery Procedure" below, on or before 5:00 p.m., New York City time, on the expiration date.
Guaranteed Delivery Procedure:
If time will not permit you to complete your tender by using the procedures described above before the expiration date, comply with the guaranteed delivery procedures described under " — Guaranteed Delivery Procedure" below.

        The method of delivery of initial notes, the letter of transmittal and all other required documents is at your election and risk. Instead of delivery by mail, we recommend that you use an overnight or hand-delivery service. If you choose the mail, we recommend that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. You should not send any letters of transmittal or initial notes to us. You must deliver all documents to the exchange agent at its address provided below. You may also request your respective brokers, dealers, commercial banks, trust companies or nominees to tender your initial notes on your behalf.

        Only a holder of initial notes may tender initial notes in this exchange offer. For purposes of this exchange offer, a holder is any person in whose name initial notes are registered on our books or any other person who has obtained a properly completed bond power from the registered holder.

        If you are the beneficial owner of initial notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your notes, you must contact this registered holder promptly and instruct this registered holder to tender these notes on your behalf. If you wish to tender these initial notes on your own behalf, you must, before completing and executing the letter of transmittal and delivering your initial notes, either make appropriate arrangements to register the ownership of these notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

        You must have any signatures on a letter of transmittal or a notice of withdrawal guaranteed by an eligible institution. An eligible institution is:

  •
  a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.;

  •
  a commercial bank or trust company having an office or correspondent in the United States; or

  •
  an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Securities Exchange Act.

        However, signatures on a letter of transmittal do not have to be guaranteed if initial notes are tendered:

  •
  by a registered holder, or by a participant in DTC in the case of book-entry transfers, whose name appears on a security position listing as the owner, who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal and only if the exchange notes are being issued directly to this registered holder, or deposited into this participant's account at DTC in the case of book-entry transfers; or

  •
  for the account of an eligible institution.

        If the letter of transmittal or any bond powers are signed by:

  •
  the recordholder(s) of the initial notes tendered: The signature must correspond with the name(s) written on the face of the initial notes without alteration, enlargement or any change whatsoever;

  •
  a participant in DTC: The signature must correspond with the same as it appears on the security position listing as the holder of the initial notes;

  •
  a person other than the registered holder of any initial notes: These initial notes must be endorsed or accompanied by bond powers and a proxy that authorize this person to tender the initial notes on behalf of the registered holder, in satisfactory form to us as determined in our sole discretion, in each case, as the name of the registered holder or holders appears on the initial notes;

  •
  trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity: These persons should so indicate such capacities when signing. Unless waived by us, evidence satisfactory to us of their authority to so act must also be submitted with the letter of transmittal.

Book-Entry Delivery Procedure

        Any financial institution that is a participant in DTC's system may make book-entry deliveries of initial notes by causing DTC to transfer these initial notes into the exchange agent's account at DTC according to DTC's procedures for transfer. To effectively tender notes through DTC, the financial institution that is a participant in DTC will electronically transmit its acceptance through the Automatic Tender Offer Program. DTC will then edit and verify the acceptance and send an agent's message to the exchange agent for its acceptance. An agent's message is a message transmitted by DTC to the exchange agent stating that DTC has received an express acknowledgment from the participant in DTC tendering the initial notes that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce this agreement against the participant. The exchange agent will make a request to establish an account for the initial notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus.

        A delivery of initial notes through a book-entry transfer into the exchange agent's account at DTC will only be effective if an agent's message or the letter of transmittal or a facsimile of the letter of transmittal with any required signature guarantees and any other required documents is transmitted to and received by the exchange agent at the address indicated below under "—Exchange Agent" on or before the expiration date unless the guaranteed delivery procedures described below are complied with. Delivery of documents to DTC does not constitute delivery to the Exchange Agent.

Guaranteed Delivery Procedure

        If you are a registered holder of initial notes and desire to tender your notes, and (1) these notes are not immediately available, (2) time will not permit your notes or other required documents to reach the exchange agent before the expiration date, or (3) the procedures for book-entry transfer cannot be completed on a timely basis and an agent's message delivered, you may still tender in this exchange offer if:

  •
  you tender through an eligible institution, on or before the expiration date, the exchange agent receives a properly completed and duly executed letter of transmittal or facsimile of the letter of transmittal and a notice of guaranteed delivery, substantially in the form provided by us, with your name and address as holder of the initial notes and the amount of notes tendered, stating that the tender is being made by this letter and notice and guaranteeing that within three New York Stock Exchange trading days after the expiration date the certificates for all the initial notes tendered, in proper form for transfer, or a book-entry confirmation with an agent's message, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

  •
  the certificates for all your tendered initial notes in proper form for transfer, or a book-entry confirmation, as the case may be, and all other documents required by the letter of transmittal are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.

Acceptance of Initial Notes for Exchange; Delivery of Exchange Notes

        Your tender of initial notes will constitute an agreement between you and us governed by the terms and conditions provided in this prospectus and in the letter of transmittal.

        We will be deemed to have received your tender as of the date when your duly signed letter of transmittal accompanied by your initial notes tendered, or a timely confirmation of a book-entry transfer of these notes into the exchange agent's account at DTC with an agent's message, or a notice of guaranteed delivery from an eligible institution is received by the exchange agent.

        All questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal tenders will be determined by us in our sole discretion. Our determination will be final and binding.

        We reserve the absolute right to reject any and all initial notes not properly tendered or any initial notes which, if accepted, would, in our opinion or our counsel's opinion, be unlawful. We also reserve the absolute right to waive any conditions of this exchange offer or irregularities or defects in tender as to particular notes. Our interpretation of the terms and conditions of this exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of initial notes must be cured within the time that we shall determine. Neither the exchange agent, any other person or we will be under any duty to give notification of defects or irregularities with respect to tenders of initial notes. Neither the exchange agent nor we will incur any liability for any failure to give notification of these defects or irregularities. Tenders of initial notes will not be deemed to have been made until the irregularities have been cured or waived. The exchange agent will return without cost to their holders any initial notes that are not properly tendered and as to which the defects or irregularities have not been cured or waived as promptly as practicable following the expiration date.

        If all the conditions to the exchange offer are satisfied or waived on the expiration date, we will accept all initial notes properly tendered and will issue the exchange notes promptly thereafter. Please refer to the section of this prospectus entitled "—Conditions to the Exchange Offer" below. For purposes of this exchange offer, initial notes will be deemed to have been accepted as validly tendered for exchange when, as and if, we give oral or written notice of acceptance to the exchange agent.

        We will issue the exchange notes in exchange for the initial notes tendered by a notice of guaranteed delivery by an eligible institution only against delivery to the exchange agent of the letter of transmittal, the tendered initial notes and any other required documents, or the receipt by the exchange agent of a timely confirmation of a book-entry transfer of initial notes into the exchange agent's account at DTC with an agent's message, in each case, in form satisfactory to us and the exchange agent.

        If any tendered initial notes are not accepted for any reason or if initial notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged initial notes will be returned without expense to the tendering holder, or, in the case of initial notes tendered by book-entry transfer procedures described above, will be credited to an account maintained with the book-entry transfer facility, as promptly as practicable after withdrawal, rejection of tender or the expiration or termination of the exchange offer.

        In addition, we reserve the right in our sole discretion, but in compliance with the provisions of the indenture, to:

  •
  purchase or make offers for any initial notes that remain outstanding after the expiration date, or, as described under "Expiration Date; Extensions; Amendments; Termination," to terminate the exchange offer as provided by the terms of our registration rights agreement, and

  •
  purchase initial notes in the open market, in privately negotiated transactions or otherwise, to the extent permitted by applicable law.

        The terms of any of the purchases or offers described above could differ from the terms of the exchange offer.

Withdrawal of Tenders

        Except as otherwise provided in this prospectus, you may withdraw tenders of initial notes at any time before 5:00 p.m., New York City time, on the expiration date.

        For a withdrawal to be effective, you must send a written or facsimile transmission notice of withdrawal to the exchange agent before 5:00 p.m., New York City time, on the expiration date at the address provided below under "Exchange Agent" and before acceptance of your tendered initial notes for exchange by us.

        Any notice of withdrawal must:

  •
  specify the name of the person having tendered the initial notes to be withdrawn;

  •
  identify the initial notes to be withdrawn, including, if applicable, the registration number or numbers and total principal amount of these notes;

  •
  be signed by the person having tendered the initial notes to be withdrawn in the same manner as the original signature on the letter of transmittal by which these initial notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to permit the trustee for the initial notes to register the transfer of these notes into the name of the person having made the original tender and withdrawing the tender; and

  •
  state that you are withdrawing your tender of initial notes.

        We will determine all questions as to the validity, form and eligibility, including time of receipt, of all notices of withdrawal and our determination will be final and binding on all parties. Initial notes that are withdrawn will be deemed not to have been validly tendered for exchange in this exchange offer.

        You may retender properly withdrawn initial notes in this exchange offer by following one of the procedures described under "—Procedures for Tendering Initial Notes" above at any time before the expiration date.

Conditions to the Exchange Offer

        With exceptions, we will not be required to accept initial notes for exchange, or issue exchange notes in exchange for any initial notes, and we may terminate or amend the exchange offer as provided in this prospectus before the acceptance of the initial notes, if:

  •
  the exchange offer violates applicable law or any interpretation of the staff of the Securities and Exchange Commission;

  •
  any required governmental approval has not been obtained; or

  •
  a court or any governmental authority has issued an injunction, order or decree that would prevent or impair our ability to proceed with the exchange offer.

        These conditions are for our sole benefit. We may assert any of these conditions regardless of the circumstances giving rise to any of them. We may also waive these conditions, in whole or in part, at any time and from time to time, if we determine in our reasonable discretion, but within the limits of applicable law, that any of the foregoing events or conditions has occurred or exists or has not been satisfied. Our failure at any time to exercise any of rights will not be deemed a waiver of these rights and these rights will be deemed ongoing rights which we may assert at any time and from time to time.

        If we determine that we may terminate the exchange offer, as provided above, we may:

  •
  refuse to accept any initial notes and return any initial notes that have been tendered to their holders;

  •
  extend the exchange offer and retain all initial notes tendered before the expiration date, allowing, however, the holders of tendered initial notes to exercise their rights to withdraw their tendered initial notes; or

  •
  waive any termination event with respect to the exchange offer and accept all properly tendered initial notes that have not been withdrawn or otherwise amend the terms of the exchange offer in any respect as provided under "—Expiration Date; Extensions; Amendments; Termination."

        If we determine that we may terminate the exchange offer, we may be required to file a shelf registration statement with the Securities and Exchange Commission as described under "—Shelf Registration Statement." The exchange offer is not dependent upon any minimum principal amount of initial notes being tendered for exchange.

Accounting Treatment

        We will record the exchange notes at the same carrying value as the initial notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. We will amortize the costs of the exchange offer and the unamortized expenses related to the issuance of the exchange notes over the term of the exchange notes.

Exchange Agent

        We have appointed as exchange agent for the exchange offer. You should direct all questions and requests for assistance or additional copies of this prospectus or the letter of transmittal to the exchange agent as follows:

    Wachovia Bank National Association
    Customer Information Center
    Corporate Trust Operations—NC1153
    1525 West W.T. Harris Boulevard—3C3
    Charlotte, NC 28288
    Attention: Marsha Rice

Fees and Expenses

        We will bear the expenses of soliciting tenders under the exchange offer. The principal solicitation for tenders under the exchange offer is being made by mail; however, our officers and other employees may make additional solicitations by telegraph, telephone, telecopy or in person.

        We will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection with the exchange offer. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the prospectus, letters of transmittal and related documents to the beneficial owners of the initial notes, and in handling or forwarding tenders for exchange.

        We will pay the expenses incurred in connection with the exchange offer, including fees and expenses of the exchange agent and trustee and accounting, legal, printing and related fees and expenses.

        We will generally pay all transfer taxes, if any, applicable to the exchange of initial notes under the exchange offer. However, tendering holders will pay the amount of any transfer taxes, whether imposed on the registered holder or any other person, if:

  •
  certificates representing exchange notes or initial notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the initial notes tendered; or

  •
  tendered initial notes are registered in the name of any person other than the person signing the letter of transmittal; or

  •
  a transfer tax is imposed for any reason other than the exchange of initial notes under the exchange offer.

        If satisfactory evidence of payment of these taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of the transfer taxes will be billed directly to the tendering holder.

Your Failure to Participate in the Exchange Offer Will Have Adverse Consequences

        If you do not properly tender your initial notes in the exchange offer, your initial notes will remain outstanding and continue to accrue interest. However, you will not be able to resell, offer to resell or otherwise transfer the initial notes unless they are registered under the Securities Act or unless you resell them, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not governed by, the Securities Act. In addition, you will no longer be able to obligate us to register the initial notes under the Securities Act, except in the limited circumstances provided under our registration rights agreement. To the extent the initial notes are tendered and accepted in the exchange offer, the trading market, if any, for the initial notes would be adversely affected. You should refer to "Risk Factors—Your failure to participate in the exchange offer will have adverse consequences."

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a general discussion of the material U.S. federal income tax consequences of the exchange offer. There can be no assurance that the U.S. Internal Revenue Service (the "IRS") will take a similar view of such consequences. This discussion is a summary for general information only and does not consider all aspects of U.S. federal tax that may be relevant to the acquisition, ownership and disposition of exchange notes by a holder in light of such holder's personal circumstances. This discussion also does not address the U.S. federal tax consequences of the ownership of exchange notes that are not held as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), or the U.S. federal tax consequences to holders subject to special treatment under the U.S. federal income tax laws, such as dealers in securities, insurance companies, financial institutions, tax-exempt entities, persons subject to the alternative minimum tax, expatriates, persons holding notes as part of a straddle or a hedge against currency risk or a conversion transaction, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar, partnerships or investors in partnerships or other pass-through entities. In addition, except as otherwise indicated, the following does not consider the effect of any applicable foreign, state, local or other tax laws or estate or gift tax considerations. The discussion below is based on the Code, existing and proposed U.S. Treasury regulations thereunder, judicial decisions and administrative pronouncements and rulings of the IRS that are now in effect, all of which are subject to change, possibly on a retroactive basis.

        As used herein, a "U.S. Holder" means a beneficial owner of a note that is for U.S. federal income tax purposes (1) a citizen or resident of the United States; (2) a corporation or other entity treated as a corporation for U.S. federal tax purposes that is created or organized in or under the laws of the United States or any political subdivision thereof or therein; (3) an estate the income of which is subject to U.S. federal income tax regardless of its source; or (4) a trust which is either subject to the supervision of a court within the United States and the control of one or more U.S. persons, or has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. As used herein, a "Non-U.S. Holder" means a beneficial owner of a note that is not a U.S. Holder.

        This summary is for general information only. Holders are advised to consult their tax advisors with regard to the application of the tax consequences discussed below to their particular situations, as well as the application of any state, local, foreign or other tax laws, such as estate and gift tax, or subsequent revisions thereof.

Exchange of Notes

        The exchange of notes pursuant to the exchange offer will not be treated as a taxable sale, exchange or other disposition of the corresponding initial notes because the terms of the exchange notes are not materially different from the terms of the initial notes. Accordingly:

  •
  a holder will not recognize gain or loss upon receipt of an exchange note;

  •
  the holding period of an exchange note will include the holding period of the initial note exchanged therefor; and

  •
  the adjusted tax basis of an exchange note will be the same as the adjusted tax basis of the initial note exchanged.

        The filing of a shelf registration statement will not result in a taxable exchange to us or to any holder of a note.

Contingent Payments

        In certain circumstances, we may be obligated to pay you amounts in excess of the stated interest and principal payable on the notes. The obligation to make such payments, including redemption premiums payable in certain circumstances, may implicate the provisions of Treasury regulations relating to "contingent payment debt instruments." If the exchange notes were deemed to be contingent payment debt instruments, holders might, among other things, be required to treat any gain recognized on the sale or other disposition of an exchange note as ordinary income rather than as capital gain.

        The regulations applicable to contingent payment debt instruments have not been the subject of authoritative interpretation and therefore the scope of the regulations is not certain. We intend to take the position that the likelihood that such payments will be made is remote or incidental and therefore the exchange notes are not subject to the rules governing contingent payment debt instruments. This determination will be binding on a holder unless such holder explicitly discloses on a statement attached to such holder's timely filed U.S. federal income tax return for the taxable year that includes the acquisition date of the initial note that such holder's determination is different. It is possible, however, that the IRS may take a contrary position from that described above, in which case the timing and character of the holder's income from the exchange notes with respect to the payments of any additional amounts may be different than described herein. Holders of exchange notes are urged to consult their tax advisors regarding the possible application of the contingent payment debt instrument rules to the exchange notes. The remainder of this disclosure assumes that the exchange notes will not be treated as contingent payment debt instruments.

U.S. Federal Income Taxation of U.S. Holders

  Payments of Interest

        Stated interest paid on an exchange note generally will be taxable to a U.S. Holder as ordinary income at the time it accrues or is actually or constructively received in accordance with the U.S. Holder's regular method of accounting for U.S. federal income tax purposes.

  Bond Premium

        The initial notes were considered to have been issued with bond premium for U.S. federal income tax purposes. A U.S. Holder who purchases a note for an amount in excess of its stated principal amount is considered to have purchased the note at a premium equal to the amount of such excess. A U.S. Holder generally may elect to amortize the premium on the constant yield method. The amount amortized in any year under such method is treated as a reduction of the holder's interest income from the note during such year and reduces the holder's adjusted tax basis in the note by such amount. A holder of a note that does not make the election to amortize the premium does not reduce its tax basis in the note, and thus effectively will realize a smaller gain or a larger loss on a taxable disposition of the note than it would have realized had the election been made. The election to amortize the premium on a constant yield method, once made, applies to all debt obligations held or acquired by the electing holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

  Sale, Exchange, Redemption, Retirement or other Taxable Disposition

        Upon the sale, exchange, redemption, retirement or other taxable disposition of an exchange note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the disposition (not including amounts attributable to accrued but unpaid interest which is taxable as ordinary income) and such holder's adjusted tax basis in the exchange note. A U.S. Holder's adjusted tax basis in an exchange note will generally equal the purchase price paid by such holder for the exchange note (or the cost of the initial note exchanged for the exchange note), decreased by any amortized bond premium applied to reduce interest and by any principal payments on the exchange note.

        In general, gain or loss realized on the sale, exchange, redemption, retirement or other taxable disposition of an exchange note by a U.S. Holder will be capital gain or loss, and will be long-term capital gain or loss if, at the time of disposition, the U.S. Holder has held the exchange note for more than one year. The maximum U.S. federal income tax rate on long-term capital gains with respect to exchange notes held by an individual is currently 15%. The deductibility of capital losses is subject to certain limitations.

U.S. Federal Income Taxation of Non-U.S. Holders

  Payments of Interest

        The payment to a Non-U.S. Holder of interest on an exchange note generally will not be subject to a 30% U.S. federal withholding tax provided that the Non-U.S. Holder (1) does not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and U.S. Treasury regulations; (2) is not a controlled foreign corporation that is related to us through stock ownership as provided in the Code and U.S. Treasury regulations; (3) is not a bank whose receipt of interest on the exchange notes is in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and (4)(a) provides its name and address on an IRS Form W-8BEN and certifies under penalties of perjury that it is not a U.S. person or (b) a bank, brokerage house, or other financial institution that holds the exchange notes on behalf of the Non-U.S. Holder in the ordinary course of its trade or business (a "financial institution") certifies to us, under penalty of perjury, that it has received an IRS Form W-8BEN from the beneficial owner and furnishes us with a copy thereof. In the case of financial institutions that have entered into a withholding agreement with the IRS to become qualified intermediaries, an alternative method may be applicable for satisfying the certification requirement described in (4)(b) above.

        If a Non-U.S. Holder cannot satisfy the requirements described in the immediately preceding paragraph, payments of interest made to the Non-U.S. Holder will be subject to a 30% U.S. federal withholding tax, unless the Non-U.S. Holder provides us with a properly executed (1) IRS Form W-8BEN claiming an exemption from or reduction in the rate of withholding under the benefit of an applicable tax treaty or (2) IRS Form W-8ECI stating that the interest paid on the exchange note is not subject to withholding tax because it is effectively connected with the Non-U.S. Holder's conduct of a trade or business in the United States. In addition, the Non-U.S. Holder may, under certain circumstances, be required to obtain a U.S. taxpayer identification number ("TIN").

        If a Non-U.S. Holder of an exchange note is engaged in a trade or business in the United States and interest on the exchange note is effectively connected with the conduct of such trade or business, the Non-U.S. Holder will be subject to U.S. federal income tax on such interest in the same manner as if it were a U.S. Holder, unless the Non-U.S. Holder can claim an exemption under the benefit of a tax treaty. In addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States.

  Sale, Exchange, Redemption, Retirement or Other Taxable Disposition

        Generally, a Non-U.S. Holder will not be subject to U.S. federal income tax with respect to gain realized on the sale, exchange, redemption, retirement or other taxable disposition of an exchange note unless (1) the gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States; or (2) in the case of a Non-U.S. Holder who is a nonresident alien individual, such individual is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met. Notwithstanding (1) and (2), a Non-U.S. Holder will not be subject to U.S. federal income tax if a treaty exemption applies and the appropriate documentation is provided.

U.S. Federal Estate Taxation of Non-U.S. Holders

        An exchange note that is held by an individual who, at the time of death, is not a citizen or resident of the United States generally will not be subject to U.S. federal estate tax if, at the time of the individual's death, (1) the individual does not own actually or constructively 10% or more of the total combined voting power of all classes of our voting stock and (2) interest on the exchange note would not have been, if received at the time of such holder's death, effectively connected with such holder's conduct of a trade or business in the United States.

Information Reporting and Backup Withholding

        U.S. Holders, unless otherwise exempt as noted below, will be subject to information reporting with respect to payments of principal, interest, and the gross proceeds from the sale, exchange, retirement or other disposition of an exchange note. Backup withholding at a rate equal to the fourth lowest rate of tax under Section 1(c) of the Code (which is currently 28%) may apply to payments of interest and to the gross proceeds from the sale, exchange, retirement or other disposition of an exchange note if the U.S. Holder (1) fails to furnish its TIN on an IRS Form W-9 (or suitable substitute form) within a reasonable time after a request therefor; (2) furnishes an incorrect TIN; (3) is informed by the IRS that it failed to report properly any interest or dividends; or (4) fails, under certain circumstances, to provide a certified statement signed under penalty of perjury that the TIN provided is its correct number and that it is not subject to backup withholding. Certain persons are exempt from information reporting and backup withholding, including corporations and financial institutions. U.S. Holders of the exchange notes should consult their tax advisors as to their qualification for exemption and the procedure for obtaining such exemption.

        Non-U.S. Holders generally will not be subject to backup withholding at the current rate of 28% with respect to payments of interest on the exchange notes if we do not have actual knowledge or reason to know that the Non-U.S. Holder is a U.S. person and such holder provides the requisite certification on IRS Form W-8BEN or otherwise establishes an exemption from backup withholding. Such payments, however, generally would be subject to reporting requirements.

        Payments of the gross proceeds from the sale, exchange, retirement or other disposition of an exchange note effected by or through a U.S. office of a broker generally will be subject to backup withholding and information reporting unless the Non-U.S. Holder certifies as to its non-U.S. status on IRS Form W-8BEN or otherwise establishes an exemption.

        Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds where the sale is effected outside the United States through a non-U.S. office of a non-U.S. broker and payment is not received in the United States. However, information reporting generally will apply to a payment of disposition proceeds where the sale is effected outside the United States by or through an office outside the United States of a broker which fails to maintain documentary evidence that the holder is a Non-U.S. Holder or that the holder otherwise is entitled to an exemption, and the broker is (1) a U.S. person; (2) a foreign person which derives 50% or more of its gross income for defined periods from the conduct of a trade or business in the United States; (3) a controlled foreign corporation for U.S. federal income tax purposes; or (4) a foreign partnership (a) more than 50% of the capital or profits interest of which is owned by U.S. persons or (b) which is engaged in a U.S. trade or business. Notwithstanding the foregoing, backup withholding will apply to a payment of those disposition proceeds if the broker has actual knowledge that the holder is a U.S. Holder.

        Backup withholding is not an additional tax. The amount of any backup withholding imposed on a payment to a U.S. Holder or a Non-U.S. Holder of the exchange notes will be allowed as a refund or a credit against such holder's U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

PLAN OF DISTRIBUTION

        A broker-dealer that is the holder of initial notes that were acquired for the account of such broker-dealer as a result of market-making or other trading activities, other than initial notes acquired directly from us or any of our affiliates, may exchange such initial notes for exchange notes pursuant to the exchange offer; provided, that each broker-dealer that receives exchange notes for its own account in exchange for initial notes, where such initial notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for initial notes where such initial notes were acquired as a result of market-making activities or other trading activities. We have agreed that for a period of time not to exceed 180 days after the registration statement of which this prospectus forms a part is declared effective, we will make this prospectus, as it may be amended or supplemented from time to time, available to any broker-dealer for use in connection with any such resale. All dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

        We will not receive any proceeds from any sale of exchange notes by broker-dealers or any other holder of exchange notes. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 180 days after consummation of the exchange offer or such time as any broker-dealer no longer owns any registrable securities, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. We have agreed to pay all expenses incident to the exchange offer and to our performance of, or compliance with, the registration rights agreement, other than commissions or concessions of any brokers or dealers, and will indemnify the holders of the notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        The validity of the exchange notes offered by this prospectus will be passed upon for us by Sonnenschein Nath & Rosenthal LLP, New York, New York.

EXPERTS

        Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2003, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The Securities and Exchange Commission allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference are as follows:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2003;

  •
  our definitive proxy statement in connection with our 2004 Annual Meeting of Stockholders to be held on May 4, 2004; and

  •
  the description of our Class A common stock contained in our registration statement on Form 8-A, including any amendments or reports filed for the purpose of updating that description.

        This prospectus also incorporates by reference any future filings that we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (except for information furnished to the SEC that is not deemed to be "filed" for purposes of the Exchange Act) on or subsequent to the date of this prospectus until all the securities being offered by this prospectus are sold or until the offering of the securities is otherwise terminated. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus except as so modified or superceded.

        You may request a copy of these filings at no cost by writing or telephoning our investor relations department at the following address and number:

    Young Broadcasting Inc.
    599 Lexington Avenue
    New York, New York 10022
    (212) 754-7070

        To obtain timely delivery of such documents, you must request this information no later than            , 2004 [5 business days before the date security holders must make their investment decision].

AVAILABLE INFORMATION

        We have filed with the Securities and Exchange Commission a registration statement on Form S-4 including all amendments, exhibits, schedules and supplements, to register the exchange notes. Although this prospectus, which forms a part of the registration statement, contain all material information included in the registration statement, parts of the registration statement have been omitted as permitted by the rules of the SEC. For further information about us and the exchange notes offered in this prospectus, you should refer to the registration statement, including its exhibits. The registration statement can be inspected and copied at proscribed rates at the Public Reference Section of the SEC at 450 Fifth Street, NW, Washington, D.C. 20549, at prescribed rates. You can also review such material by accessing the SEC's Internet web site at http://www.sec.gov. This site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

        We are currently subject to the periodic reporting and other informational requirements of the Exchange Act. So long as we are subject to these periodic reporting requirements, we will continue to furnish the information required thereby to the SEC. We are required to file periodic reports with the SEC pursuant to the Securities Exchange Act during our current fiscal year and thereafter so long as the exchange notes are held by at least 300 record holders. We do not anticipate that the exchange notes will be held of record by more than 300 record holders. Therefore, we do not expect to be required to comply with the periodic reporting requirements imposed under the Exchange Act. However, we have agreed that, whether or not we are required to do so by the rules and regulations of the SEC, for so long as any of the notes remain outstanding, we will furnish to the holders of the notes and file with the SEC, unless the SEC will not accept such a filing:

  •
  all quarterly and annual financial information that would be required to be contained in such a filing with the SEC on Forms 10-Q and 10-K if we were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, regarding a discussion of the annual information only, a report thereon by our certified independent public accountants; and

  •
  all reports that would be required to be filed with the SEC on Form 8-K if we were required to file such reports.

        In addition, for so long as any of the notes remain outstanding, we have agreed to make available to any prospective purchaser of the notes or beneficial owner of the notes in connection with any sale thereof, the information required by Rule 144A(d)(4) under the Securities Act.

YOUNG BROADCASTING INC.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        Section 145 also empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees)actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless, and only to the extent that, the Court of Chancery or the court in which such action was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

        Section 145 further provides that to the extent that a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation is empowered to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

        Section 10 of Young's Restated Certificate of Incorporation provides as follows:

          The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under such section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-laws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        Article V, Section 5 of Young's Second Amended and Restated By-Laws provides as follows:

          The Corporation shall indemnify to the full extent authorized by law any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil,

  administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer, employee or agent of the Corporation or is or was serving, at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Item 21. Exhibits and Financial Statement Schedules.

  (a)
  Exhibits

Exhibit Number	Exhibit Description
3.1	Restated Certificate of Incorporation of the Company and all amendments thereto(14)
3.2	Second Amended and Restated By-laws of the Company(2)
3.3	Certificate of Incorporation of Young Broadcasting of Lansing, Inc.(2)
3.4	By-laws of Young Broadcasting of Lansing, Inc.(2)
3.5	Certificate of Incorporation of Young Broadcasting of Albany, Inc.(2)
3.6	By-laws of Young Broadcasting of Albany, Inc.(2)
3.7	Certificate of Incorporation of Winnebago Television Corporation(2)
3.8	By-laws of Winnebago Television Corporation(2)
3.9	Certificate of Incorporation of Young Broadcasting of Nashville, Inc.(2)
3.10	By-laws of Young Broadcasting of Nashville, Inc.(2)
3.11	Certificate of Incorporation of Young Broadcasting of Louisiana, Inc.(2)
3.12	By-laws of Young Broadcasting of Louisiana, Inc.(2)
3.13	Certificate of Incorporation of Young Broadcasting of Knoxville, Inc.(2)
3.14	By-laws of Young Broadcasting of Knoxville, Inc.(2)
3.15	Certificate of Incorporation of Young Broadcasting of Green Bay, Inc.(2)
3.16	By-laws of Young Broadcasting of Green Bay, Inc.(2)
3.17	Certificate of Incorporation of Young Broadcasting of Richmond, Inc.(2)
3.18	By-laws of Young Broadcasting of Richmond, Inc.(2)
3.19	General Partnership Agreement of WKRN, G.P.(2)
3.20	Certificate of Limited Partnership of KLFY, L.P.(2)
3.21	Agreement of Limited Partnership of KLFY, L.P.(2)
3.22	General Partnership Agreement of WATE, G.P.(19)
3.23	Certificate of Incorporation of YBK, Inc.(2)
3.24	By-laws of YBK, Inc.(2)
3.25	Certificate of Incorporation of Honey Bucket Films, Inc.(19)
3.26	By-laws of Honey Bucket Films, Inc.(19)
3.27	Certificate of Incorporation of LAT, Inc.(2)

3.28	By-laws of LAT, Inc.(2)
3.29	Certificate of Incorporation of YBT, Inc.(2)
3.30	By-laws of YBT, Inc.(2)
3.31	Certificate of Incorporation of Young Broadcasting of Davenport, Inc.(3)
3.32	By-laws of Young Broadcasting of Davenport, Inc.(3)
3.33	Certificate of Incorporation of Young Broadcasting of Sioux Falls, Inc.(4)
3.34	By-laws of Young Broadcasting of Sioux Falls, Inc.(4)
3.35	Certificate of Incorporation of Young Broadcasting of Rapid City, Inc.(4)
3.36	By-laws of Young Broadcasting of Rapid City, Inc.(4)
3.37	Certificate of Incorporation of Young Broadcasting of San Francisco, Inc.(19)
3.38	By-laws of Young Broadcasting of San Francisco, Inc.(19)
3.39	Certificate of Incorporation of Adam Young Inc.(19)
3.40	By-laws of Adam Young Inc.(19)
5.1	Opinion of Sonnenschein Nath & Rosenthal LLP regarding the validity of the Series B Notes, including consent
8.1	Opinion of Sonnenschein Nath & Rosenthal LLP regarding certain federal income tax matters, including consent
9.1(a)	Voting Trust Agreement, dated July 1, 1991, between Adam Young, and Vincent Young and Richard Young as trustees(2)
9.1(b)	Amendment No. 1, dated as of July 22, 1994, to Voting Trust Agreement(2)
9.1(c)	Amendment No. 2, dated as of April 12, 1995, to Voting Trust Agreement(3)
9.1(d)	Amendment No. 3, dated as of July 5, 1995, to Voting Trust Agreement(3)
9.1(e)	Amendment No. 4, dated as of September 11, 1996, to Voting Trust Agreement(4)
9.1(f)	Amendment No. 5, dated as of January 21, 1997, to Voting Trust Agreement(4)
9.1(g)	Amendment No. 6 dated as of May 20, 1997, to Voting Trust Agreement(1)
9.1(h)	Amendment No. 7, dated August 27, 1997, to Voting Trust Agreement(17)
9.1(i)	Amendment No. 8, dated April 9, 1998, to Voting Trust Agreement(17)
9.1(j)	Amendment No. 9, dated September 16, 1999, to Voting Trust Agreement(15)
9.1(k)	Amendment No. 10, dated March 9, 2000, to Voting Trust Agreement(15)
9.1(l)	Amendment No. 11, dated June 30, 2001, to Voting Trust Agreement(15)
9.2	Voting Trust Agreement, dated October 1, 1996, between Adam Young, and Vincent Young as trustee(4)
10.1	Employment Agreement, dated as of August 1, 1998, between the Company and Vincent Young(1)

10.2	Employment Agreement, dated as of August 1, 1998, between the Company and Ronald J. Kwasnick(1)
10.3	Employment Agreement, dated as of August 1, 1998, between the Company and James A. Morgan(1)
10.4	Employment Agreement, dated as of August 1, 1998, between the Company and Deborah A. McDermott(1)
10.5	Affiliation Agreements, each dated October 10, 1994, between Young Broadcasting of Albany, Inc. and ABC (for WTEN and WCDC)(2)
10.6	Affiliation Agreement, dated October 10, 1994, between WKRN, L.P. and ABC(2)
10.7	Affiliation Agreement, dated September 19, 1994, between KLFY, L.P. and CBS(2)
10.8	Affiliation Agreement, dated September 21, 1995, between Winnebago Television Corporation and ABC(3)
10.9	Affiliation Agreement, dated September 19, 1994, between Young Broadcasting of Lansing, Inc. and CBS(2)
10.10	Affiliation Agreement, dated October 10, 1994, between Young Broadcasting of Richmond, Inc. and ABC(2)
10.11	Affiliation Agreement, dated October 10, 1994, between WATE, L.P. and ABC(2)
10.12	Affiliation Agreement, dated October 10, 1994, between Young Broadcasting of Green Bay, Inc. and ABC(2)
10.13	Affiliation Agreement, dated February 3, 1995, between Broad Street Television, L.P. and NBC(3)
10.14
Affiliation Agreement, dated April 3, 1996, between Young Broadcasting of Sioux Falls, Inc. and CBS (KELO); Affiliation Agreements (satellite), each dated April 3, 1996, between Young Broadcasting of Sioux Falls, Inc. and CBS (KPLO and KDLO); and Affiliation Agreement, dated April 3, 1996, between Young Broadcasting of Rapid City, Inc. and CBS (KCLO)(5)
10.15	Affiliation Agreement, dated June 3, 2003, between Winnebago Television Inc. and UPN(18)
10.16	Affiliation Agreement, dated October 15, 2003, between Young Broadcasting of Sioux Falls, Inc. and UPN(18)
10.17(a)	Lease, dated March 29, 1990, between Lexreal Associates, as Landlord, and the Company(4)
10.17(b)	First Amendment to Lease, dated January 14, 1997(4)
10.17(c)	Second Amendment to Lease, dated May 25, 1999(1)
10.17(d)	Third Amendment to Lease, dated January 14, 2000(1)
10.17(e)	Partial Lease Surrender and Termination Agreement and Fourth Amendment of Lease, dated July 26, 2000(1)

10.18
Third Amended and Restated Credit Agreement, dated as of December 22, 2003, among the Company, the Banks listed on the signature pages thereof, Deutsche Bank Trust Company Americas (as Administrative Agent, Collateral Agent and Issuing Bank) and Wachovia Bank, National Association (as Syndication Agents)(18)
10.19(a)	Amended and Restated Young Broadcasting Inc. 1995 Stock Option Plan(17)
10.19(b)	2001 Employee Stock Purchase Plan(16)
10.19(c)	Stock Option Agreement, dated June 23, 2000, between the Company and Paul Dinovitz(17)
10.20	Indenture, dated March 1, 2001, among the Company, the Subsidiary Guarantors and First Union National Bank, N.A. relating to the 10% Senior Subordinated Notes due 2011(1)
10.21	Indenture, dated as of December 7, 2001, among the Company, the Subsidiary Guarantors and First Union National Bank, as Trustee, relating to the 8 1/2% Senior Notes due 2008(11)
10.22	Indenture, dated December 23, 2003, among the Company, the Subsidiary Guarantors and Wachovia Bank, N.A. relating to the 8 3/4% Senior Subordinated Notes due 2014(18)
10.23(a)	Confirmation dated June 9, 2000, between Deutsche Bank AG and the Company relating to the June 6, 2000 interest rate swap agreement(1)
10.23(b)	Confirmation dated June 27, 2001, between Deutsche Bank AG and the Company relating to the interest rate swap agreement effective June 29, 2001(17)
10.24	Confirmation dated July 3, 2000, between Deutsche Bank AG and the Company relating to the July 3, 2000 interest rate swap agreement(1)
10.25	Asset Purchase Agreement, dated as of November 15, 1999, between The Chronicle Publishing Company and Young Broadcasting Inc.(10)
10.26	Asset Purchase Agreement, dated as of February 12, 2002, among CBS Broadcasting Inc., Young Broadcasting Inc., Young Broadcasting of Los Angeles Inc. and Fidelity Television, Inc.(12)
11.1	Statement re computation of per share earnings(18)
12.1	Statement of earnings to fixed charges
21.1	Subsidiaries of the Company(17)
23.1	Consent of Ernst & Young LLP, Independent Auditors
23.2	Consent of Sonnenschein Nath & Rosenthal LLP (included in Exhibits 5.1 and 8.1)
24.1	Power of Attorney (included as part of signature pages)
25.1	Statement of Eligibility on Form T-1 of Trustee
99.1	Form of Letter of Transmittal with respect to the exchange offer
99.2	Form of Notice of Guaranteed Delivery
99.3	Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner

(1)
Filed as an Exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and incorporated herein by reference.

(2)
Filed as an Exhibit to the Company's Registration Statement on Form S-1, Registration No. 33-83336, under the Securities Act of 1933 and incorporated herein by reference.

(3)
Filed as an Exhibit to the Company's Registration Statement on Form S-4, Registration No. 33-94192, under the Securities Act of 1933 and incorporated herein by reference.

(4)
Filed as an Exhibit to the Company's Annual Report on Form 10-K for fiscal year ended December 31, 1996 and incorporated herein by reference.

(5)
Filed as an Exhibit to the Company's Registration Statement on Form S-3, Registration No. 333-06241, under the Securities Act of 1933 and incorporated herein by reference.

(6)
Filed as an Exhibit to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2001 and incorporated herein reference.

(7)
Filed as an Exhibit to the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2001 and incorporated herein by reference.

(8)
Filed as an Exhibit to the Company's Current Report on Form 8-K dated November 21, 2001 and incorporated herein by reference.

(9)
Filed as an Exhibit to the Company's Registration Statement on Form S-4, Registration No. 333-2466, under the Securities Act of 1933 and incorporated herein by reference.

(10)
Filed as an Exhibit to the Company's Registration Statement on Form S-4, Registration No. 333-31156, under the Securities Act of 1933 and incorporated herein by reference.

(11)
Filed as an Exhibit to the Company's Registration Statement on Form S-4, Registration No. 333-81878 and incorporated herein by reference.

(12)
Filed as an Exhibit to the Company's Current Report on Form 8-K dated March 8, 2002 and incorporated herein by reference.

(13)
Filed as an Exhibit to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2002 and incorporated herein by reference.

(14)
Filed as an Exhibit to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2002 and incorporated herein by reference.

(15)
Filed as an Exhibit to the Company's Annual Report on Form 10-K for fiscal year ended December 31, 2001 and incorporated herein by reference.

(16)
Filed as Annex B to the Company's definitive proxy statement for its Annual Meeting of Stockholders held on May 11, 2001 and which Annex B is incorporated herein by reference.

(17)
Filed as an Exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and incorporated herein by reference.

(18)
Filed as an Exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and incorporated herein by reference.

(19)
Filed as an Exhibit to the Company's Registration Statement on Form S-4, Registration No. 333-59848, under the Securities Act of 1933 and incorporated herein by reference.

Item 22. Undertakings

        The Registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post- effective amendment to this Registration Statement: (i) to include any prospectus required by

  Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

        The undersigned Registrant hereby undertakes to supply by means of a post- effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

        The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

        The Registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        The undersigned Registrant hereby undertakes that:

          (1)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on March 22, 2004.

YOUNG BROADCASTING INC.
By:	/s/ VINCENT J. YOUNG Vincent J. Young, Chairman

POWER OF ATTORNEY

        Know all persons by these presents that each person whose signature appears below constitutes and appoints Vincent J. Young, James A. Morgan and Stephen J. Baker as such person's true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ VINCENT J. YOUNG Vincent J. Young	Chairman and Director (principal executive officer)	March 22, 2004
/s/ ADAM YOUNG Adam Young	Treasurer and Director	March 22, 2004
/s/ JAMES A. MORGAN James A. Morgan	Executive Vice President, Chief Financial Officer (principal financial officer and principal accounting officer) and Director	March 22, 2004

Ronald J. Kwasnick	President and Director

Bernard F. Curry	Director
Alfred J. Hickey, Jr.	Director
/s/ LEIF LOMO Leif Lomo	Director	March 22, 2004
/s/ DAVID C. LEE David C. Lee	Director	March 22, 2004
Richard Lowe	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on March 22, 2004.

YOUNG BROADCASTING OF LANSING, INC.
By:	/s/ VINCENT J. YOUNG Vincent J. Young, Chairman

POWER OF ATTORNEY

        Know all persons by these presents that each person whose signature appears below constitutes and appoints Vincent J. Young, James A. Morgan and Stephen J. Baker as such person's true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ VINCENT J. YOUNG Vincent J. Young	Chairman and Director (principal executive officer)	March 22, 2004
/s/ ADAM YOUNG Adam Young	Treasurer and Director	March 22, 2004
/s/ JAMES A. MORGAN James A. Morgan	Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	March 22, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on March 22, 2004.

YOUNG BROADCASTING OF ALBANY, INC.
By:	/s/ VINCENT J. YOUNG Vincent J. Young, Chairman

POWER OF ATTORNEY

        Know all persons by these presents that each person whose signature appears below constitutes and appoints Vincent J. Young, James A. Morgan and Stephen J. Baker as such person's true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ VINCENT J. YOUNG Vincent J. Young	Chairman and Director (principal executive officer)	March 22, 2004
/s/ ADAM YOUNG Adam Young	Treasurer and Director	March 22, 2004
/s/ JAMES A. MORGAN James A. Morgan	Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	March 22, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on March 22, 2004.

WINNEBAGO TELEVISION CORPORATION
By:	/s/ VINCENT J. YOUNG Vincent J. Young, Chairman

POWER OF ATTORNEY

        Know all persons by these presents that each person whose signature appears below constitutes and appoints Vincent J. Young, James A. Morgan and Stephen J. Baker as such person's true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ VINCENT J. YOUNG Vincent J. Young	Chairman and Director (principal executive officer)	March 22, 2004
/s/ ADAM YOUNG Adam Young	Treasurer and Director	March 22, 2004
/s/ JAMES A. MORGAN James A. Morgan	Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	March 22, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on March 22, 2004.

YOUNG BROADCASTING OF NASHVILLE, INC.
By:	/s/ VINCENT J. YOUNG Vincent J. Young, Chairman

POWER OF ATTORNEY

        Know all persons by these presents that each person whose signature appears below constitutes and appoints Vincent J. Young, James A. Morgan and Stephen J. Baker as such person's true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ VINCENT J. YOUNG Vincent J. Young	Chairman and Director (principal executive officer)	March 22, 2004
/s/ ADAM YOUNG Adam Young	Treasurer and Director	March 22, 2004
/s/ JAMES A. MORGAN James A. Morgan	Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	March 22, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on March 22, 2004.

YOUNG BROADCASTING OF LOUISIANA, INC.
By:	/s/ VINCENT J. YOUNG Vincent J. Young, Chairman

POWER OF ATTORNEY

        Know all persons by these presents that each person whose signature appears below constitutes and appoints Vincent J. Young, James A. Morgan and Stephen J. Baker as such person's true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ VINCENT J. YOUNG Vincent J. Young	Chairman and Director (principal executive officer)	March 22, 2004
/s/ ADAM YOUNG Adam Young	Treasurer and Director	March 22, 2004
/s/ JAMES A. MORGAN James A. Morgan	Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	March 22, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on March 22, 2004.

YOUNG BROADCASTING OF KNOXVILLE, INC.
By:	/s/ VINCENT J. YOUNG Vincent J. Young, Chairman

POWER OF ATTORNEY

        Know all persons by these presents that each person whose signature appears below constitutes and appoints Vincent J. Young, James A. Morgan and Stephen J. Baker as such person's true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ VINCENT J. YOUNG Vincent J. Young	Chairman and Director (principal executive officer)	March 22, 2004
/s/ ADAM YOUNG Adam Young	Treasurer and Director	March 22, 2004
/s/ JAMES A. MORGAN James A. Morgan	Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	March 22, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on March 22, 2004.

YOUNG BROADCASTING OF GREEN BAY, INC.
By:	/s/ VINCENT J. YOUNG Vincent J. Young, Chairman

POWER OF ATTORNEY

        Know all persons by these presents that each person whose signature appears below constitutes and appoints Vincent J. Young, James A. Morgan and Stephen J. Baker as such person's true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ VINCENT J. YOUNG Vincent J. Young	Chairman and Director (principal executive officer)	March 22, 2004
/s/ ADAM YOUNG Adam Young	Treasurer and Director	March 22, 2004
/s/ JAMES A. MORGAN James A. Morgan	Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	March 22, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on March 22, 2004.

YOUNG BROADCASTING OF RICHMOND, INC.
By:	/s/ VINCENT J. YOUNG Vincent J. Young, Chairman

POWER OF ATTORNEY

        Know all persons by these presents that each person whose signature appears below constitutes and appoints Vincent J. Young, James A. Morgan and Stephen J. Baker as such person's true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ VINCENT J. YOUNG Vincent J. Young	Chairman and Director (principal executive officer)	March 22, 2004
/s/ ADAM YOUNG Adam Young	Treasurer and Director	March 22, 2004
/s/ JAMES A. MORGAN James A. Morgan	Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	March 22, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on March 22, 2004.

WKRN, G.P.
By: YOUNG BROADCASTING OF NASHVILLE, INC., its managing partner
By:	/s/ VINCENT J. YOUNG Vincent J. Young, Chairman

POWER OF ATTORNEY

        Know all persons by these presents that each person whose signature appears below constitutes and appoints Vincent J. Young, James A. Morgan and Stephen J. Baker as such person's true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ VINCENT J. YOUNG Vincent J. Young	Chairman and Director (principal executive officer)	March 22, 2004
/s/ ADAM YOUNG Adam Young	Treasurer and Director	March 22, 2004
/s/ JAMES A. MORGAN James A. Morgan	Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	March 22, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on March 22, 2004.

KLFY, L.P.
By: YOUNG BROADCASTING OF LOUISIANA, INC., its general partner
By:	/s/ VINCENT J. YOUNG Vincent J. Young, Chairman

POWER OF ATTORNEY

        Know all persons by these presents that each person whose signature appears below constitutes and appoints Vincent J. Young, James A. Morgan and Stephen J. Baker as such person's true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ VINCENT J. YOUNG Vincent J. Young	Chairman and Director (principal executive officer)	March 22, 2004
/s/ ADAM YOUNG Adam Young	Treasurer and Director	March 22, 2004
/s/ JAMES A. MORGAN James A. Morgan	Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	March 22, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on March 22, 2004.

WATE, G.P.
By: YOUNG BROADCASTING OF KNOXVILLE, INC., its general partner
By:	/s/ VINCENT J. YOUNG Vincent J. Young, Chairman

POWER OF ATTORNEY

        Know all persons by these presents that each person whose signature appears below constitutes and appoints Vincent J. Young, James A. Morgan and Stephen J. Baker as such person's true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ VINCENT J. YOUNG Vincent J. Young	Chairman and Director (principal executive officer)	March 22, 2004
/s/ ADAM YOUNG Adam Young	Treasurer and Director	March 22, 2004
/s/ JAMES A. MORGAN James A. Morgan	Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	March 22, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on March 22, 2004.

YBK, INC.
By:	/s/ VINCENT J. YOUNG Vincent J. Young, Chairman

POWER OF ATTORNEY

        Know all persons by these presents that each person whose signature appears below constitutes and appoints Vincent J. Young, James A. Morgan and Stephen J. Baker as such person's true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ VINCENT J. YOUNG Vincent J. Young	Chairman and Director (principal executive officer)	March 22, 2004
/s/ ADAM YOUNG Adam Young	Treasurer and Director	March 22, 2004
/s/ JAMES A. MORGAN James A. Morgan	Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	March 22, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on March 22, 2004.

HONEY BUCKET FILMS, INC.
By:	/s/ VINCENT J. YOUNG Vincent J. Young, Chairman

POWER OF ATTORNEY

        Know all persons by these presents that each person whose signature appears below constitutes and appoints Vincent J. Young, James A. Morgan and Stephen J. Baker as such person's true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ VINCENT J. YOUNG Vincent J. Young	Chairman and Director (principal executive officer)	March 22, 2004
/s/ ADAM YOUNG Adam Young	Treasurer and Director	March 22, 2004
/s/ JAMES A. MORGAN James A. Morgan	Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	March 22, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on March 22, 2004.

LAT, INC.
By:	/s/ VINCENT J. YOUNG Vincent J. Young, Chairman

POWER OF ATTORNEY

        Know all persons by these presents that each person whose signature appears below constitutes and appoints Vincent J. Young, James A. Morgan and Stephen J. Baker as such person's true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ VINCENT J. YOUNG Vincent J. Young	Chairman and Director (principal executive officer)	March 22, 2004
/s/ ADAM YOUNG Adam Young	Treasurer and Director	March 22, 2004
/s/ JAMES A. MORGAN James A. Morgan	Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	March 22, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on March 22, 2004.

YBT, INC.
By:	/s/ VINCENT J. YOUNG Vincent J. Young, Chairman

POWER OF ATTORNEY

        Know all persons by these presents that each person whose signature appears below constitutes and appoints Vincent J. Young, James A. Morgan and Stephen J. Baker as such person's true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ VINCENT J. YOUNG Vincent J. Young	Chairman and Director (principal executive officer)	March 22, 2004
/s/ ADAM YOUNG Adam Young	Treasurer and Director	March 22, 2004
/s/ JAMES A. MORGAN James A. Morgan	Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	March 22, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on March 22, 2004.

YOUNG BROADCASTING OF DAVENPORT, INC.
By:	/s/ VINCENT J. YOUNG Vincent J. Young, Chairman

POWER OF ATTORNEY

        Know all persons by these presents that each person whose signature appears below constitutes and appoints Vincent J. Young, James A. Morgan and Stephen J. Baker as such person's true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ VINCENT J. YOUNG Vincent J. Young	Chairman and Director (principal executive officer)	March 22, 2004
/s/ ADAM YOUNG Adam Young	Treasurer and Director	March 22, 2004
/s/ JAMES A. MORGAN James A. Morgan	Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	March 22, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on March 22, 2004.

YOUNG BROADCASTING OF SIOUX FALLS, INC.
By:	/s/ VINCENT J. YOUNG Vincent J. Young, Chairman

POWER OF ATTORNEY

        Know all persons by these presents that each person whose signature appears below constitutes and appoints Vincent J. Young, James A. Morgan and Stephen J. Baker as such person's true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ VINCENT J. YOUNG Vincent J. Young	Chairman and Director (principal executive officer)	March 22, 2004
/s/ ADAM YOUNG Adam Young	Treasurer and Director	March 22, 2004
/s/ JAMES A. MORGAN James A. Morgan	Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	March 22, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on March 22, 2004.

YOUNG BROADCASTING OF RAPID CITY, INC.
By:	/s/ VINCENT J. YOUNG Vincent J. Young, Chairman

POWER OF ATTORNEY

        Know all persons by these presents that each person whose signature appears below constitutes and appoints Vincent J. Young, James A. Morgan and Stephen J. Baker as such person's true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ VINCENT J. YOUNG Vincent J. Young	Chairman and Director (principal executive officer)	March 22, 2004
/s/ ADAM YOUNG Adam Young	Treasurer and Director	March 22, 2004
/s/ JAMES A. MORGAN James A. Morgan	Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	March 22, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on March 22, 2004.

YOUNG BROADCASTING OF SAN FRANCISCO, INC.
By:	/s/ VINCENT J. YOUNG Vincent J. Young, Chairman

POWER OF ATTORNEY

        Know all persons by these presents that each person whose signature appears below constitutes and appoints Vincent J. Young, James A. Morgan and Stephen J. Baker as such person's true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ VINCENT J. YOUNG Vincent J. Young	Chairman and Director (principal executive officer)	March 22, 2004
/s/ ADAM YOUNG Adam Young	Treasurer and Director	March 22, 2004
/s/ JAMES A. MORGAN James A. Morgan	Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	March 22, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on March 22, 2004.

ADAM YOUNG, INC.
By:	/s/ VINCENT J. YOUNG Vincent J. Young, Chairman

POWER OF ATTORNEY

        Know all persons by these presents that each person whose signature appears below constitutes and appoints Vincent J. Young, James A. Morgan and Stephen J. Baker as such person's true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ VINCENT J. YOUNG Vincent J. Young	Chairman and Director (principal executive officer)	March 22, 2004
/s/ ADAM YOUNG Adam Young	Treasurer and Director	March 22, 2004
/s/ JAMES A. MORGAN James A. Morgan	Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	March 22, 2004

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TABLE OF ADDITIONAL REGISTRANTS
TABLE OF CONTENTS
INDUSTRY AND MARKET DATA
PROSPECTUS SUMMARY
The Company
Initial Offering
Recent Developments
Summary of Exchange Offer
Summary of Terms of the Exchange Notes
Summary Historical Consolidated Financial Data
RISK FACTORS
Risks Related To The Exchange Notes And The Exchange Offer
Risks Related To Our Business
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
DESCRIPTION OF CERTAIN INDEBTEDNESS
DESCRIPTION OF NOTES
BOOK-ENTRY, DELIVERY AND FORM
EXCHANGE OFFER
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
AVAILABLE INFORMATION
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
POWER OF ATTORNEY
SIGNATURES
POWER OF ATTORNEY
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POWER OF ATTORNEY
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